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                                CREDIT AGREEMENT




                           Dated as of April 1st, 1997


                                     BETWEEN


                                SPORT MASKA INC.


                                     - AND -


                       THE CHASE MANHATTAN BANK OF CANADA



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            Fraser & Beatty                  Goodman Phillips & Vineberg
       Barristers and Solicitors               Barristers & Solicitors
             P.O. Box 100                        1501 McGill College
              42nd Floor                              26th Floor
        1 First Canadian Place                     Montreal, Quebec
           Toronto, Ontario                            H3A 3N9
                M5X 1B2



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                                                                               i





                                    ARTICLE I


                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.................................1
SECTION 1.02.  Accounting Terms......................................18

                                   ARTICLE II

                               THE CREDIT FACILITY

SECTION 2.01.  Revolving Credit Commitment...........................18
SECTION 2.02.  Revolving Credit Loan.................................19
SECTION 2.03.  Notice of Credit......................................19
SECTION 2.04.  Promissory Note.......................................19
SECTION 2.05.  Interest on Revolving Credit Loans....................20
SECTION 2.06.  Fees..................................................20
SECTION 2.07.  Bankers' Acceptances..................................21
SECTION 2.08.  Termination and Reduction of Revolving Credit
                 Commitment .........................................23
SECTION 2.09.  Interest on Overdue Amounts...........................24
SECTION 2.10.  Prepayment of Credits.................................24
SECTION 2.11.  Reserve Requirements..................................27
SECTION 2.12.  Indemnity.............................................29
SECTION 2.13.  Payments and Computations.............................29
SECTION 2.14.  Taxes.................................................30
SECTION 2.15.  Issuance of Domestic Letters of Credit................32
SECTION 2.16.  Payment of Letters of Credit..........................33
SECTION 2.17.  Lender's Actions with respect to Lender's Letters of
                 Guarantee...........................................34
SECTION 2.18.  Letter of Guarantee Fees..............................35

                                   ARTICLE III

                               COLLATERAL SECURITY

SECTION 3.01.  Security Documents....................................35
SECTION 3.02.  Filing and Recording..................................36

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Organization, Legal Existence.........................36
SECTION 4.02.  Authorization.........................................37
SECTION 4.03.  Governmental Approvals................................37

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                                                                              ii


SECTION 4.04.  Binding Effect........................................38
SECTION 4.05.  Material Adverse Change...............................38
SECTION 4.06.  Litigation............................................38
SECTION 4.07.  Financial Statements..................................38
SECTION 4.08.  Taxes.................................................39
SECTION 4.09.  Employee Benefit Plans................................40
SECTION 4.10.  No Material Misstatements.............................40
SECTION 4.11.  Security Interest.....................................40
SECTION 4.12.  Use of Proceeds.......................................40
SECTION 4.13.  Subsidiaries..........................................41
SECTION 4.14.  Title to Properties...................................41
SECTION 4.15.  Solvency..............................................42
SECTION 4.16.  Permits, etc..........................................42
SECTION 4.17.  Compliance with Environmental Laws....................42
SECTION 4.18.  No Change in Credit Criteria or Collection Policies...43
SECTION 4.19.  Employee Matters......................................43

                                    ARTICLE V

                           CONDITIONS OF CREDIT EVENTS

SECTION 5.01.  All Credit Events.....................................44
SECTION 5.02.  First Borrowing.......................................45

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS
SECTION 6.01.  Affirmative Covenants.................................50

                                   ARTICLE VII

                               NEGATIVE COVENANTS

SECTION 7.01.  Negative Covenants....................................50

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.01.  Events of Default.....................................51
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                                                                             iii


                                   ARTICLE IX

           MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER
                                   COLLATERAL

SECTION 9.01.  Collection of Receivables.............................53
SECTION 9.02.  Receivables Documentation.............................55
SECTION 9.03.  Status of Receivables and Other Collateral............56
SECTION 9.04.  Monthly Statement of Account..........................57
SECTION 9.05.  Collateral Custodian..................................57

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.  Notices..............................................57
SECTION 10.02.  Survival of Agreement................................58
SECTION 10.03.  Successors and Assigns...............................58
SECTION 10.04.  Expenses.............................................60
SECTION 10.05.  Applicable Law.......................................61
SECTION 10.06.  Right of Setoff......................................61
SECTION 10.07.  Payments on Business Days............................61
SECTION 10.08.  Waivers..............................................62
SECTION 10.09.  Severability.........................................63
SECTION 10.10.  Entire Agreement.....................................63
SECTION 10.11.  Confidentiality......................................63
SECTION 10.12.  Submission to Jurisdiction...........................64
SECTION 10.13.  Interest Rate Limitation.............................64
SECTION 10.14.  Counterparts.........................................65
SECTION 10.15.  Headings.............................................65

EXHIBITS

EXHIBIT A   Form of Bankers' Acceptance
EXHIBIT B   Form of Chase U.S. Letter of Credit
EXHIBIT C   Form of Lender's Letter of Guarantee
EXHIBIT D   Form of Promissory Note

SCHEDULES

SCHEDULE 1.01     Summary of Security
SCHEDULE 4.01     Qualified Jurisdictions
SCHEDULE 4.05     Material Adverse Change
SCHEDULE 4.06(a)  Litigation

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                                                                              iv


SCHEDULE 4.06(b)  Compliance with Laws
SCHEDULE 4.08     Taxes
SCHEDULE 4.13     Subsidiaries
SCHEDULE 4.14     Leases
SCHEDULE 4.17     Environmental Law Compliance
SCHEDULE 4.19     Employee Matters


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            THIS CREDIT AGREEMENT is made as of the 1st day of April, 1997.



B E T W E E N:

                        SPORT MASKA INC., a corporation continued under the laws of the Province of New Brunswick

                        - and -

                        THE CHASE MANHATTAN BANK OF CANADA, one of the chartered banks of Canada



            WHEREAS The Chase Manhattan Bank of Canada (hereinafter referred to as the "Lender") has agreed, subject to the terms and conditions hereof, to provide a revolving operating credit facility in a maximum aggregate principal amount equal to the Canadian Dollar Equivalent of $35,000,000.00 U.S. in favour of Sport Maska Inc. (hereinafter referred to as the "Borrower") in order to assist the Borrower with its general working capital requirements and to partially finance the payments to be made pursuant to the Plan of Reorganization;

            NOW THEREFORE in consideration of the premises and the agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I


                        DEFINITIONS AND ACCOUNTING TERMS


            SECTION 1.01. Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

            "ACCEPTANCE FEE" means, with respect to a Bankers' Acceptance accepted by the Lender under this Agreement, a fee payable in Canadian Dollars by the Borrower to the Lender calculated on the face amount of the Bankers' Acceptance at the rate of 0.25% per annum, on the basis of the number of days in the Contract Period and a year of 360 days.

            "AFFILIATE" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For the purposes of this definition, the term "control" (including, with correlative


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                                                                          Page 2


meanings, the terms such as "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

            "AGREEMENT" shall mean this Credit Agreement, together with all Schedules and Exhibits hereto as each may be amended, supplemented, extended or restated from time to time.

            "APPAREL CANADA" shall mean #1 Apparel Canada Inc., a corporation continued under the laws of the Province of New Brunswick.

            "AVAILABILITY" shall mean at any time (i) the lesser at such time of
(x) the Revolving Credit Commitment and (y) the sum of the Borrowing Base plus the Seasonal Amount, minus (ii) the sum at such time of (x) the unpaid principal balance of the Revolving Credit Loans together with all reserves (without duplication of deductions taken in determining Net Amount of Eligible Receivables) established by the Lender in its reasonable exclusive judgment upon notice to the Borrower including, without limitation, reserves reflecting the risk of suppliers to the Borrower or Apparel Canada repossessing shipped goods from the Borrower or Apparel Canada and (y) the Domestic Letter of Credit Usage and (z) the aggregate of all outstanding Bankers Acceptances and all outstanding liability of the Borrower to reimburse the Lender for matured Bankers Acceptances.

            "BANK ACT SECURITY" means security granted by the Borrower to the Lender (charging its goods, wares and merchandise) pursuant to section 427 of the Bank Act pursuant to the Lender's standard form documentation therefor.

            "BANKERS' ACCEPTANCE" means a bill of exchange substantially in the form of Exhibit "A" (or such other form as may be acceptable to the Lender) denominated in Canadian Dollars, drawn by the Borrower and accepted by the Lender.

            "BI EVENT" shall have the meaning assigned to such term in Section 2.10(d) hereof.

            "BORROWER" shall have the meaning assigned to such term in the preamble to this Agreement.

            "BORROWING BASE" shall have the meaning assigned to such term in
SECTION 2.01(A) hereof.

            "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or legal holiday in the Province of Ontario, the Province of Quebec or the State of New


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                                                                          Page 3


York, on which banks are open for the transaction of their banking business in the ordinary course in Toronto, Montreal and New York City.

            "CANADIAN DOLLAR EQUIVALENT" shall mean, for any amount at any time expressed in United States (U.S.) dollars, the amount of Canadian Dollars that would be sold at the spot rate of exchange of Chase U.S. at such time in order to purchase such amount of U.S. dollars.

            "CANADIAN PENSION PLAN" shall mean any pension plan established by the Parent, the Borrower or any subsidiary thereof under Canadian federal or provincial law for the benefit of employees of the Borrower or any subsidiary thereof.

            "CAPITALIZED LEASE OBLIGATION" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "CASUALTY EVENT" shall have the meaning assigned to such term in
SECTION 2.10(D) hereof.

            "CCM" shall mean Gestion CCM (1983) Inc./CCM Holdings (1983) Inc., a corporation incorporated under the federal laws of Canada.

            "CDOR RATE" shall mean on any day the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the "BA 1 Month" rate for Canadian Dollar denominated bankers' acceptances displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 A.M. Toronto, Ontario local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Lender after 10:00 A.M. Toronto, Ontario local time to reflect any error in a posted rate of interest or in the posted average annual rate of interest). If such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian Dollar denominated banker's acceptances quoted by the Lender and two other financial institutions (selected and agreed upon between the Lender and the Borrower) as of 10:00 A.M. Toronto, Ontario local time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day;

            "CHANGE OF CONTROL" shall mean (i) Investor Group shall cease to maintain the number of seats on the Board of Directors of the Parent to which the Investor Group is entitled pursuant to the Shareholders' Agreement in effect on the date hereof, or (ii)

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                                                                          Page 4


from and after an initial public offering, the Investor Group shall cease to own stock of the Parent representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent.

            "CHARGES" shall have the meaning assigned to such term in Section
10.13 hereof.

            "CHASE U.S." shall mean The Chase Manhattan Bank, in its capacity as Agent pursuant to the U.S. Credit Agreement.

            "CHASE U.S. LETTER OF CREDIT" shall mean the standby letter of credit to be issued by Chase U.S. in favour of the Lender as security for the Obligations to be substantially in the form of Exhibit "B" attached hereto.

            "CLOSING DATE" shall mean the closing date under the U.S. Credit Agreement, but shall in no event be later than April 15, 1997.

            "COLLATERAL" shall mean all collateral and security as described in the Security Documents.

      "CONCENTRATION ACCOUNTS" shall mean collectively the Canadian Dollar account and the U.S. Dollar account each to be opened and maintained in the name of each of the Borrower and Apparel Canada at the main branch of National Bank of Canada in Montreal, Quebec located at controlled by the Lender as contemplated by section 9.01 below.

            "CONSOLIDATED" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof (and without limiting the generality of the foregoing, and for clarity, the Borrower and Apparel Canada are consolidated subsidiaries of the Parent).

            "CONTAMINANT" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, provincial, state or local government in Canada or the United States environmental, health and safety statutes or regulations or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

            "CONTRACT PERIOD" shall mean, with respect to a Bankers' Acceptance, the term of days of such Bankers' Acceptance, if Bankers' Acceptances are selected by the Borrower in accordance with Section 2.03, commencing on the Drawdown Date or Conversion Date, as applicable, of such Bankers' Acceptance and expiring on a Business

Day, which term shall be for 30, 60, 90 or 180 days thereafter, in each case subject to availability.

            "CONVERSION DATE" shall mean the date upon which a Prime Rate Loan is converted to a Bankers' Acceptance or a date upon which a Bankers' Acceptance is converted to a Prime Rate Loan, all in accordance with the provisions hereof.

            "CREDIT" shall mean each Revolving Credit Loan and each Bankers' Acceptance and each issuance of a Domestic Letter of Credit in respect of which the Lender could be liable to make a payment under the Lender's Letter of Guarantee.

            "CREDIT EVENT" shall mean each borrowing or obtaining of any form of Credit by the Borrower hereunder.

            "CUSTOMER" shall mean and include the account debtor or obligor with respect to any Receivable or purchaser with respect to any inventory.

            "DEBENTURES" shall mean the debentures dated April 1, 1997 executed by the Borrower, Apparel Canada and Trademark Canada in favour of the Lender.

            "DEFAULT" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

            "DISCOUNT PROCEEDS" shall mean, in respect of a Bankers' Acceptance accepted and purchased by the Lender under this Agreement, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable Drawdown Date or Conversion Date by multiplying:
      (a)   the face amount of such Bankers' Acceptance; by
      (b) a fraction, the numerator of which is one and the denominator of which is the sum of one plus the product of:
            (i)   the applicable Discount Rate (expressed as a decimal); and
            (ii) a fraction, the numerator of which is the Contract Period for such Bankers' Acceptance, and the denominator of which is three hundred sixty (360) days;
with the price as so determined being rounded up or down to the fifth decimal place and .000005 rounded up.

            "DISCOUNT RATE" applicable to a Bankers' Acceptance being issued on any Drawdown Date or Conversion Date, and purchased by the Lender, shall mean the percentage discount rate (expressed in two decimal places) of the Lender at which it would, in accordance with its normal practices, at or about 10:00 a.m. (Toronto time) on such Drawdown Date or Conversion Date, be prepared to purchase Bankers' Acceptances accepted by it and having a comparable issue and maturity date as the issue and maturity date of such Bankers' Acceptance.
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                                                                          Page 6


            "DOLLARS" or "CANADIAN DOLLARS" or the symbol "$" shall mean lawful currency of Canada.

            "DOMESTIC LENDING OFFICE" shall mean, with respect to the Lender, the office of the Lender located at 1 First Canadian Place, Suite 6900, Toronto, Ontario, M5X 1A4 or such other office of the Lender as the Lender may from time to time specify to the Borrower.

            "DOMESTIC LETTERS OF CREDIT" shall mean each and every of the letters of credit (whether documentary or otherwise) issued by an Issuing Bank for the account of the Borrower as contemplated by section 2.15 of this Agreement, the aggregate face amount of all such Domestic Letters of Credit not to exceed $4,000,000.00 Canadian at any time and no more than twenty (20) such Domestic Letters of Credit may be issued and outstanding at any time and the aggregate face amount of all Domestic Letters of Credit which are standby credits shall not, together with all standby letters of credit outstanding under the U.S. Credit Agreement, exceed at any time in the aggregate Canadian Dollar Equivalent of $2,000,000 U.S.

            "DOMESTIC LETTER OF CREDIT USAGE" shall mean at any time the sum of
(i) the aggregate undrawn amount of all outstanding Domestic Letters of Credit at such time plus (ii) the unreimbursed drawings at such time under the Lender's Letter of Guarantee.

            "DRAWDOWN DATE" shall mean the date upon which a Revolving Credit Loan is made.

            "ELIGIBLE INVENTORY" shall mean inventory of each of the Borrower and Apparel Canada comprised solely of raw materials and finished goods (and specifically excluding work in process) which is, in the reasonable opinion of the Lender, not obsolete or slow-moving and is and at all times shall continue to be acceptable to the Lender in all respects; provided, however, that Eligible Inventory shall in no event include inventory (i) with respect to which the Lender has not been granted and does not have a valid, first ranking hypothec or first priority security interest or (ii) which has been returned and not reclassified as inventory or rejected by a Customer. Standards of eligibility may be fixed and revised from time to time solely by the Lender in the Lender's exclusive reasonable judgment. In determining eligibility, the Lender may, but need not, rely on reports and schedules furnished by the Borrower, but reliance by the Lender thereon from time to time shall not be deemed to limit the right of the Lender to revise standards of eligibility at any time as to both present and future inventory of the Borrower.

            "ELIGIBLE RECEIVABLES" shall mean Receivables created by each of the Borrower and Apparel Canada in the ordinary course of business arising out of the sale or lease of goods or rendering of services by the Borrower or Apparel Canada, which are and at all times shall continue to be acceptable to the Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Lender in the Lender's exclusive reasonable judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) the payment due on the Receivable is not more than 60 days past the due date when shipped on normal terms or not more than 30 days overdue when shipped under dating programs providing for payment up to 210 days from invoice date;
(c) the payments due on more than 50% of all Receivables from the same Customer are less than 60 days past the due date when shipped on normal terms or less than 30 days past due when shipped under the dating programs referred to in (b) above; (d) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Borrower or Apparel Canada in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in full conformity with the representations and warranties made by the Borrower to the Lender with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Borrower or Apparel Canada or any security interest created pursuant to the Security Documents or permitted by Section 7.01 of the U.S. Credit Agreement; (f) the Receivable constitutes an "account" "claim" or "chattel paper" within the meaning of the Personal Property Security Law of the province or other jurisdiction in which the Receivable is located; (g) the Customer has not asserted that the Receivable, and neither the Borrower nor Apparel Canada is aware that the Receivable, (i) arises out of a bill and hold, consignment or progress billing arrangement or (ii) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof (provided that such Receivable shall only be ineligible to the extent thereof) and (iii) the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for goods returned in the ordinary course of business provided that such Receivable shall only be ineligible with respect to that portion thereof which has been objected to or which relates to goods returned, rejected or repossessed; (h) the Receivable arose in the ordinary course of business of the Borrower or Apparel Canada; (i) the Customer is not (x) the Canadian or the United States government or the government of any state, province or political subdivision thereof or therein, or any agency or department of any thereof or (y) an Affiliate of the Parent, the Borrower or Apparel Canada or any subsidiary of the Parent; (j) the Customer is a Canadian or United States person or an obligor located in Canada or the United States, or an obligor located in another jurisdiction if the applicable Receivable is covered by a letter of credit or credit insurance in favour of, or assigned to, the Lender in form and substance satisfactory to the Lender; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, provincial or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (l) to the knowledge of the Borrower or Apparel Canada, as relevant, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in Canadian dollars or United States dollars; (n) the Receivable has not been, and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Borrower or Apparel Canada, as applicable; (o) the Lender possesses a valid, perfected, first ranking hypothec or first priority security interest, as the case may be, in such Receivable as security for payment of the Obligations; (p) the Receivable is not with respect to a Customer located in New Jersey, Minnesota, or any other state or province denying creditors access to its courts in the absence of a Notice of Business Activities Report or extra-provincial licence or other similar filing, unless the Borrower or Apparel Canada, as applicable, has either qualified as a foreign corporation authorized to transact business in such province or state or has filed a Notice of Business Activities Report or extra-provincial licence or similar filing with the applicable province or state agency for the then current year; and (q) the Lender is satisfied with the credit standing of the Customer in relation to the amount of credit extended.

            "ENVIRONMENTAL CLAIM" shall mean any written notice of violation, claim, deficiency, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrower or its subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrower or its subsidiaries or (iii) the violation, or alleged violation by the Borrower or any of its subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrower or its subsidiaries, under any applicable Environmental Law.

            "ENVIRONMENTAL LAWS" includes, without limitation, the Environmental Protection Act (Ontario), the Ontario Water Resources Act, the Environment Quality Act

(Quebec), the Canadian Environmental Protection Act, the Fisheries Act, and the Transportation of Dangerous Goods Act, and the Canada Shipping Act, and their United States equivalent, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2701 et. seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Clear Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, provincial, state or local, statutes, rules having the force of law, regulations, ordinances, licenses, permits and interpretations having the force of law and orders of regulatory and administrative bodies.

            "EVENT OF DEFAULT" shall have the meaning assigned to such term in
ARTICLE VIII hereof.

            "EXCLUDED TAXES" shall have the meaning assigned to such term in
SECTION 2.14 hereof.

            "FEDERAL" shall mean the federal level of government in both Canada and the United States.

            "FINANCIAL OFFICER" shall mean, the chief financial officer, vice-president, finance or corporate controller of the Borrower.

            "FIRST RATE" shall have the meaning assigned to such term in Section 2.05(c) hereof.

            "FISCAL YEAR" shall mean the fiscal year of the Parent for accounting purposes which as of the Closing Date ends on December 31 of each year.

            "GAAP" shall have the meaning assigned to such term in Section 1.02 hereof.

            "GRANTOR" shall mean the Borrower and Apparel Canada and Trademark Canada and any other party that is defined or described as a "Grantor", "Corporation", "Company", "Mortgagor", "Pledgor" or "Debtor", as such terms are defined in any of the Security Documents.

            "GUARANTEE" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing or giving financial


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                                                                         Page 10


assistance in respect of the repayment of any Indebtedness or monetary obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or monetary obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or monetary obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or monetary obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof.

            "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous goods, waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any friable asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, without limitation, to the extent that the applicable laws of any province, state or municipality establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Federal Environmental Law, such broader meaning shall apply in the relevant province, state, or municipality, as the case may be.

            "INDEBTEDNESS" shall mean, with respect to any person, without duplication (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (c) all obligations of such person for the deferred purchase price of property or services

(excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person under or in respect of bankers' acceptances and/or as an account party under any letter of credit, (g) all Indebtedness of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such Indebtedness provided, however, that the amount of Indebtedness of such person shall be the lesser of (i) the fair market value of such property or assets and (ii) the amount of such Indebtedness), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Revolving Credit Termination Date.

            "INDEMNITIES" shall have the meaning assigned to such term in
SECTION 10.04(C) hereof.

            "INDENTURE TRUSTEE" shall mean the Trustee appointed pursuant to the Senior Secured Note Indenture.

            "INFORMATION" shall have the meaning assigned to such term in
SECTION 10.11 hereof.

            "INTERCREDITOR AGREEMENT" shall mean the intercreditor agreement dated as of the Closing Date among the Lender, Chase U.S. (on behalf of certain other parties) and the Indenture Trustee on behalf of the holders of the Senior Secured Notes with respect to Lien priorities and related matters.

            "INTEREST PAYMENT DATE" shall mean with respect to any Bankers' Acceptance, the last day of the Contract Period applicable thereto and, in the case of a Prime Rate Loan the last Business Day of each month.

            "INVESTOR GROUP" shall mean Wellspring Associates L.L.C. and its Affiliates.

            "ISSUING BANK" shall mean on the Closing Date, Royal Bank of Canada, one of the chartered banks of Canada and thereafter any other chartered bank of Canada which the Borrower proposes, from and after the Closing Date, acceptable to the Lender, to which the Borrower applies for the issuance of one or more Domestic Letters of Credit (in accordance with Section 2.15 hereof).

            "LENDER" shall have the meaning assigned to such term in the preamble to this Agreement.

            "LENDER'S LETTERS OF GUARANTEE" shall mean the standby letter or letters of credit (or letters of guarantee) that the Lender will be issuing from time to time in favour of an Issuing Bank as security for the Domestic Letters of Credit issued by such Issuing Bank, such Lender's Letters of Guarantee being limited to an aggregate maximum of $4,000,000.00 Canadian, to permit partial draws and to otherwise be in the form of Exhibit "C" hereto.

            "LIEN" shall mean, with respect to any asset, (i) any mortgage, hypothec, lien, pledge, encumbrance, prior claim, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

            "LOAN DOCUMENTS" shall mean this Agreement, each Security Document, executed and delivered at any time with respect to the Obligations, the Promissory Note and each other document, instrument or agreement now or hereafter delivered by a Loan Party and constituting an agreement entered into with the Lender in connection herewith or therewith.

            "LOAN PARTY" shall mean the Borrower and any Grantor.

            "MATERIAL ADVERSE EFFECT" shall mean (A) a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Loan Parties and the Parent taken as a whole, (ii) the ability of any Loan Party or the Parent to perform its obligations under the terms hereof or of any other Loan Document (or with respect to the Parent, the U.S. Credit Agreement), (iii) the rights of, or remedies available to, the Lender under any Loan Document, or (iv) the Lender's Lien on any material portion of the Collateral or the priority of such Lien, or (B) a Material Adverse Effect as defined under the U.S. Credit Agreement.

            "MAXIMUM RATE" shall have the meaning assigned to such term in
Section 10.13 to this Agreement.

            "MORTGAGE" shall mean the real property mortgage dated April ___, 1997, and executed by Apparel Canada in favour of the Lender charging property in Mount Forest, Ontario, as amended, modified or supplemented from time to time.

            "NET AMOUNT OF ELIGIBLE INVENTORY" shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory.

            "NET AMOUNT OF ELIGIBLE RECEIVABLES" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less (i) sales, excise or similar taxes, (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, (iii) a dilution reserve established from time to time in the Lender's reasonable discretion and (iv) appropriate adjustments for the conversion of Canadian dollars into United States dollars (for purposes of any consolidated analysis of the Borrowing Base of the Borrower and the borrowing base of the Parent under the U.S. Credit Agreement) and any currency reserve established from time to time in the Lender's sole discretion.

            "NET CASH PROCEEDS" shall mean (a) the gross cash proceeds received less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable plus the good-faith best estimate of the amount of all income taxes payable (to the extent such amount shall have been set aside), (ii) the amount, if any, applied to repay any Indebtedness (other than the Revolving Credit Loans) including, without limitation, any premium, penalty, interest or other amount in connection with such Indebtedness to the extent such Indebtedness is required by its terms or by applicable law to be repaid, (iii) reasonable and customary fees, discounts, commissions and expenses and other costs paid (other than those paid to any Affiliate of the Parent) in connection with the applicable transaction, (iv) reserves, if any, in connection with indemnification or similar obligations, and (v) amounts held in escrow, if any, in each case to the extent not already deducted in arriving at the amount referred to in clause (a).

            "NON-GUARANTEEING SUBSIDIARIES" shall mean Mitchel and King Skates Ltd. and Sport Maska Europe S.A.R.L.

            "NON-CANADIAN LENDER" shall have the meaning assigned to such term in Section 2.14(f) hereof.

            "OBLIGATIONS" shall mean all obligations, liabilities and Indebtedness of the Borrower to the Lender, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise and arising in connection with the transactions contemplated hereby, including without limitation all obligations, liabilities and Indebtedness of the Borrower with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans, Banker's Acceptances and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrower to the Lender hereunder, under or in respect of the Lender's Letters of Guarantee or under any one or more of the other Loan Documents, including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

            "OTHER TAXES" shall have the meaning assigned to such term in
Section 2.14(b) hereof.

            "PARENT" shall mean SLM International, Inc., a corporation incorporated under the laws of the State of Delaware.

            "PERMITS" shall have the meaning assigned to such term in Section
4.16 hereof.

            "PERSON" shall mean any natural person, corporation, business trust, limited liability company, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

            "PERSONAL PROPERTY SECURITY LAW" shall mean the Personal Property Security Act of Ontario or other comparable statute or statutory provisions in effect from time to time in any other province of Canada or any state in the United States which deals with the perfection, registration, protection and priority of Liens on Collateral.

            "PLAN OF REORGANIZATION" shall mean the First Amended Joint Chapter 11 Plan (as modified) dated as of November 12, 1996, the First Modification thereto dated January 16, 1997 and the Second Modification thereto dated January 22, 1997, as confirmed by order of the United States Bankruptcy Court for the District of Delaware dated January 23, 1997 and the Third Modification thereto dated April ___, 1997 as confirmed by order of the United States Bankruptcy Court for the District of Delaware dated April ___, 1997.

            "PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of the date hereof, between the Grantor(s) referred to therein and Chase U.S. (on its own behalf and as agent on behalf of certain other parties) in substantially the form thereof annexed to the U.S. Credit Agreement as an exhibit thereto, as it may be amended, modified or supplemented from time to time.

            "PLEDGED STOCK" shall have the meaning assigned to such term in the Pledge Agreement and the Quebec Pledge Agreement.

            "PRIME RATE" shall mean the annual rate of interest in effect from time to time equal to the greater of: (i) floating annual rate of interest established from time to time by the Lender as the reference rate it will use for purposes of determining rates of interest it will charge on Canadian Dollar loans to customers in Canada and (ii) the CDOR Rate plus 1% per annum.

            "PRIME RATE LOAN" shall mean a Canadian Dollar advance by the Lender to the Borrower hereunder in respect of which interest accrues at an annual rate of interest equal to the Prime Rate.

            "PROMISSORY NOTE" shall mean the promissory note of the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of EXHIBIT "D" annexed hereto, as amended, modified or supplemented from time to time.

            "PROVINCIAL" shall mean the provincial level of government in Canada.

            "QUEBEC PLEDGE AGREEMENT" shall mean the share pledge agreement dated as of the date hereof, between Trademark Canada and Chase U.S. in substantially the form annexed to the U.S. Credit Agreement as an exhibit thereto, as it may be amended, modified or supplemented from time to time.

            "REBUILDING" shall have the meaning assigned to such term in Section 2.10(d) hereof.

            "RECEIVABLES" shall mean and include all of the Borrower's (and where the context requires Apparel Canada's) accounts, instruments, documents, chattel paper and general intangibles related thereto, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Lender.

            "REGISTER" shall have the meaning ascribed thereto in Section
5.02(f).

            "RELEASE" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

            "REMEDIAL WORK" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of the Borrower or any other Loan Party (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

            "RESPONSIBLE OFFICER" shall mean, with respect to any person, any vice president or president, or the Financial Officer of such person.

            "REVOLVING CREDIT COMMITMENT" shall mean the commitment of the Lender to make or extend Credit hereunder to the Borrower in an aggregate amount at any time outstanding not in excess of the Canadian Dollar Equivalent of $35,000,000.00 U.S., or if applicable, such amount as reduced from time to time pursuant to this Agreement including, without limitation, Section 2.08 hereof.

            "REVOLVING CREDIT COMMITMENT FEE" shall have the meaning set forth in Section 2.06 hereof.

            "REVOLVING CREDIT LOAN" shall mean a revolving credit loan in the form of a Prime Rate Loan made in Canadian Dollars pursuant to Sections 2.01 and
2.02 hereof and otherwise subject to the provisions hereof.

            "REVOLVING CREDIT TERMINATION DATE" shall mean the earlier to occur of (i) April 3, 2000 (or April 3, 2001, if so extended by the Lender in its sole discretion upon notice to the Borrower given no later than 60 days prior to April 3, 2000, provided that if Chase U.S. agrees to extend the term of the U.S. Credit Agreement with the Parent, this Agreement shall be correspondingly extended for the same period of time provided that the term of this Agreement shall always mature and expire on the fifth (5th) Business Day preceding the maturity and expiration of the term in the U.S. Credit Agreement; provided further however that the term of this Agreement shall not be extended beyond April 3, 2000, in any event, unless the Lender has received a corresponding extension of the expiry date of the Chase U.S. Letter of Credit, in form and substance satisfactory to the Lender) and (ii) such earlier date on which the Revolving Credit Commitment shall terminate, expire or be cancelled in accordance with the terms of this Agreement.

            "SEASONAL AMOUNT" shall mean at any time an amount designated by the Borrower (which may be zero) not to exceed (i) the Canadian Dollar Equivalent of $5,000,000.00 U.S. during the period commencing five days subsequent to the Closing Date through October 31, 1997; the Canadian Dollar Equivalent of $4,000,000.00 U.S. during a seven month period to be mutually agreed upon by the Lender and the Borrower in Fiscal Year 1998; the Canadian Dollar Equivalent of $3,000,000.00 U.S. during a seven month period to be mutually agreed upon by the Lender and the Borrower in Fiscal Year 1999; and if the Revolving Credit Commitment is extended as provided for herein, an amount determined in the Lender's sole discretion and agreed to by Chase U.S. (but in no event less than the Canadian Dollar Equivalent of $2,000,000.00 U.S.) during a seven month period to be mutually agreed upon by the Lender and the Borrower and consented to by Chase U.S. in Fiscal Year 2000 less (ii) the "Seasonal Amount" as that term is defined in, and as designated to Chase U.S. under the U.S. Credit Agreement.

            "SECURITY AGREEMENTS" shall mean the Debentures and deeds of hypothec dated as of April 1, 1997, between the Grantor(s) and the Lender in form and substance satisfactory to the Lender, as amended, modified or supplemented from time to time.

            "SECURITY AGREEMENTS (INTELLECTUAL PROPERTY)" shall mean the Security Agreements (Intellectual Property), dated as of April 1, 1997 by Apparel Canada, Sport Maska, Trademark Canada in favour of the Lender, in form and substance satisfactory to the Lender, as amended, modified or supplemented from time to time.

            "SECURITY DOCUMENTS" shall mean the Security Agreements, the Pledge Agreement, the Security Agreement (Intellectual Property), the Mortgage, the Bank Act Security, the Guarantee of Trademark Canada and the Guarantee of Apparel Canada and each other agreement described in Schedule 1.01 or hereafter created providing collateral security for the payment or performance of any of the Obligations.

            "SENIOR SECURED NOTE INDENTURE" shall mean that certain Senior Secured Note Indenture, dated as of April 1, 1997, among the Parent, as issuer, the guarantors named therein, as guarantors, and The Bank of New York, as Trustee.

            "SENIOR SECURED NOTES" shall mean the Parent's 14% Senior Secured Notes due 2004, issued pursuant to the Senior Secured Note Indenture, in the original principal amount of $29,500,000.00 U.S.

            "SHAREHOLDERS' AGREEMENT" shall mean the Stockholders Agreement dated as of April ___, 1997 among the Parent and the Stockholders signatory thereto, as the same may be amended, supplemented, extended or restated from time to time.

            "SPECIAL DEPOSIT" shall have the meaning assigned to such term in
Section 2.10(d) hereof.

            "STATE" shall mean the state level of government in the United
States.

            "ST-LAWRENCE" shall mean St-Lawrence Manufacturing Canada Inc./Manufactures St-Laurent Canada Inc., a corporation incorporated under the federal laws of Canada.

            "SUBSIDIARY" shall mean, with respect to any person, any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such person and/or one or more subsidiaries of such person but in no event shall include an Inactive Subsidiary (as that last term is defined in the U.S. Credit Agreement).

            "TAXES" shall have the meaning assigned to such term in Section 2.14(a) hereof.

            "TRADEMARK CANADA" shall mean SLM Trademark Acquisition Canada Corporation, a corporation continued under the laws of the Province of New Brunswick.

            "TRANSACTIONS" shall have the meaning assigned to such term in
SECTION 4.02 hereof.

            "U.S. CREDIT AGREEMENT" shall mean the credit agreement dated as of April 1, 1997 among Chase U.S. (on its own behalf and in its capacity as agent for certain other parties) and SLM International, Inc., Maska U.S., Inc. and #1 Apparel, Inc. as the same may be amended, supplemented, extended or restated from time to time.


            SECTION 1.02. Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in Canada ("GAAP"); provided, however, that for purposes of determining compliance with the covenants contained in Article VII, all accounting or financial terms herein shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with that used in the audited financial statements referred to in Section 4.07.


                                   ARTICLE II


                               THE CREDIT FACILITY


            SECTION 2.01. Revolving Credit Commitment. (a) Subject to the terms and conditions herein and relying upon the representations and warranties herein set forth, the Lender agrees to make or extend Credit to the Borrower, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of the Revolving Credit Commitment. Notwithstanding the foregoing, the aggregate principal amount of Credit outstanding at any time shall not exceed (1) the lesser of (a) the Revolving Credit Commitment (as such amount may be reduced pursuant to this Agreement including, without limitation,
Section 2.08 hereof) and (b) an amount equal to the sum of (i) eighty percent (80%) of the Net Amount of Eligible Receivables, plus (ii) the lesser of (A) the Canadian Dollar Equivalent of $20,000,000.00 U.S. and (B) fifty percent (50%) of the Net Amount of Eligible Inventory (such sum referred to herein as the "BORROWING BASE") plus (iii) the Seasonal Amount, if any, minus (2) the sum of
(x) the unpaid principal balance of Revolving Credit Loans together with all reserves established by the Lender and referred to in the definition of Availability and (y) the Domestic Letter of Credit Usage at such time and (z) the aggregate of all outstanding

Bankers' Acceptances and all outstanding liability of the Borrower to reimburse the Lender for matured Bankers' Acceptances. The Borrowing Base will be computed weekly (or more frequently if requested by the Lender) and a compliance certificate from a Responsible Officer of the Borrower presenting its computation will be delivered to the Lender and to Chase U.S. in accordance with
Section 6.05 of the U.S. Credit Agreement.

            Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.10 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Credit shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time.


            SECTION 2.02. Revolving Credit Loans. (a) The Revolving Credit Loans made by the Lender on any date to the Borrower shall be in a minimum amount of $100,000.00 and in integral multiples of $100,000.00.

            (b) The initial Revolving Credit Loans shall be made by the Lender against delivery of the Promissory Note, payable to the order of the Lender, as referred to in Section 2.04 hereof.

            (c) Each Revolving Credit Loan shall be by way of a Prime Rate Loan. Provided that the Borrower has complied with its obligations hereunder, the Lender may provide such Revolving Credit Loan under this Agreement by causing its Domestic Lending Office to make or issue such Revolving Credit Loans.


            SECTION 2.03. Notice of Credit. The Borrower shall, through a Responsible Officer of the Borrower, give the Lender (with a copy to Chase U.S.) irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of each requested borrowing not later than 11:00 A.M., Toronto time, (i) one Business Day before a Prime Rate Loan borrowing or conversion of another form of Credit to a Prime Rate Loan and (ii) three (3) Business Days before the obtaining of Credit by way of Bankers' Acceptances or rollover at maturity of Bankers' Acceptances and (iii) three (3) Business Days before requesting that the Issuing Bank issue a Domestic Letter of Credit. Such notice shall specify (w) whether the Credit then being requested is to be a Prime Rate Loan or Bankers' Acceptance or request for consent to a Domestic Letter of Credit being issued by an Issuing Bank, (x) the date of such borrowing (which shall be a Business Day) and amount thereof, and (y) if a Bankers' Acceptance, the Contract Period for such Bankers' Acceptance and (z) if a Domestic Letter of Credit, the proposed amount and term of the Domestic Letter of Credit and identity and address of the proposed Issuing Bank.

            SECTION 2.04. Promissory Note; Repayment of Revolving Credit Loans.
(a) All Prime Rate Loans made by the Lender to the Borrower shall be evidenced by a single Promissory Note, duly executed by the Borrower, dated the Closing Date, in substantially the form of EXHIBIT "D" annexed hereto, delivered and payable to the Lender in a principal amount equal to the Revolving Credit Commitment on such date. The outstanding balance of each Revolving Credit Loan, shall mature and be due and payable on the Revolving Credit Termination Date.

            (b) The Promissory Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

            (c) The Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Promissory Note (or on a continuation of such schedule attached to the Promissory Note and made a part thereof) an appropriate notation evidencing the date and amount of each Prime Rate Loan to the Borrower from the Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on the Promissory Note shall not affect any obligations of the Borrower under the Promissory Note. Any such notation shall be conclusive and binding as to the date and amount of such Prime Rate Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.


            SECTION 2.05. Interest on Revolving Credit Loans. (a) Subject to the provisions of Section 2.05(b) and Section 2.09 hereof, each Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate calculated monthly in arrears from the date of each advance.

            (b) Interest on each Prime Rate Loan shall be payable in arrears on each applicable Interest Payment Date and on the Revolving Credit Termination Date. Interest on each Prime Rate Loan shall be computed based on a 360 day year. The Lender shall determine the interest rate applicable to each Prime Rate Loan and shall promptly advise the Borrower of the interest rate so determined.

            (c) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant to this Agreement at a rate based on a 360 day year (the "First Rate") it is hereby agreed that the rate or percentage of interest expressed as an annual rate for purposes of such Act is equivalent to such First Rate multiplied by the actual number of days in the applicable calendar year, divided by 360.


            SECTION 2.06. Fees. The Borrower shall pay to the Lender (i) on the first Business Day of each January, April, July and October commencing July 1, 1997, (ii) on the date of any reduction of the Revolving Credit Commitment pursuant to this Agreement including, without limitation, Section 2.08 hereof and (iii) on the Revolving Credit Termination Date, in immediately available funds, a commitment fee (the

"Revolving Credit Commitment Fee") of 1/8 of 1% per annum on the average daily unused amount of the Revolving Credit Commitment during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Termination Date) ending immediately prior to such date. The Revolving Credit Commitment Fee due to the Lender under this Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment pursuant to this Agreement including, without limitation, pursuant to Section 2.08 hereof. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.


            SECTION 2.07. Bankers' Acceptances. (a) The Borrower shall pay to the Lender the Acceptance Fee on the undiscounted face amount of each Bankers' Acceptance accepted by the Lender hereunder. Such fee shall be paid upon acceptance by the Lender of such Bankers' Acceptance.

            (b) The Lender shall not accept any bill of exchange drawn by the Borrower to be a Bankers' Acceptance hereunder which:

               (i) is drawn on or which matures on a day which is not a Business Day;

               (ii)  matures subsequent to the Revolving Credit Termination
                     Date;

               (iii) has a Contract Period exceeding 180 days;

               (iv)  is denominated in any currency other than Canadian
                     Dollars;

               (v) is less than $100,000 or not in whole integral multiples thereof;

               (vi)  is not otherwise in a form satisfactory to the Lender; or

               (vii) in respect of which the Borrower has not then paid the applicable Acceptance Fee.

            (c) The Borrower hereby renounces, and shall not claim or request or require the Lender to claim, any days of grace for the payment of any Bankers' Acceptances.

            (d) Upon acceptance of a Bankers' Acceptance of the Borrower by the Lender, the Borrower may offer to sell Bankers' Acceptances to the Lender at the Discount Rate and, if purchased, the Lender shall credit the Discount Proceeds received to the Borrower's account maintained with the Lender or as the Borrower may otherwise direct. The Acceptance Fee payable by the Borrower to the Lender in respect of each Bankers' Acceptance accepted and purchased by the Lender shall be set off against the Discount Proceeds payable by the Lender under this Section 2.07(d).

            (e) The Borrower hereby unconditionally agrees to pay to the Lender at the Lender's Domestic Lending Office (or as it may otherwise direct) on the maturity date (whether at stated maturity, by acceleration hereunder or otherwise) of each Bankers' Acceptance, the aggregate undiscounted face amount of each then maturing Bankers' Acceptance and in this regard, the Borrower hereby authorizes the Lender to debit the Concentration Accounts or any account of the Borrower with the Lender with the amount(s) required to pay the full undiscounted face amount of such Bankers' Acceptance, notwithstanding the fact that such Bankers' Acceptance may be held by the Lender in its own right at maturity. The obligation of the Borrower to reimburse and pay the Lender for then maturing Bankers' Acceptances may be satisfied (provided no Event of Default has occurred and is subsisting or no event has occurred which, but for notice being given or grace periods expiring (or both) would be an Event of Default and provided that there is sufficient Availability) by the Borrower requesting, in accordance with and subject to this Agreement either: that a Revolving Credit Loan equal to the undiscounted face amount of all then maturing Bankers' Acceptances be made to it; or that new Bankers' Acceptances be issued, accepted by the Lender and sold at discount in sufficient amounts to repay the undiscounted face amount of the then maturing Bankers' Acceptances. The Borrower acknowledges and agrees that any and all Security Documents now or hereafter held by the Lender for the payment of all or any portion of the Indebtedness and Obligations shall be held by the Lender as continuing collateral security for, among other things, repayment of the indebtedness and liability of the Borrower to the Lender in respect of all Bankers' Acceptances.

            (f) To facilitate the acceptance by the Lender of bills of exchange to be Bankers' Acceptances as contemplated by this Agreement, the Borrower shall supply the Lender, at the Lender's request, with such number of bills of exchange as the Lender may request in form acceptable to the Lender, duly executed by the Borrower. The Lender shall exercise such care in the custody and safekeeping of such bills of exchange as the Lender gives to similar property owned by it. Drafts to be accepted as Bankers' Acceptances shall be signed by an officer or officers of the Borrower who are duly authorized by the Borrower to execute the Bankers' Acceptances on behalf of the Borrower. The signatures on behalf of the Borrower may be mechanically reproduced in facsimile, and any such signatures shall be binding on the Borrower as if such signatures had been manually inscribed by the persons or other parties duly authorized to sign on behalf of the Borrower. Notwithstanding that any one or more individuals or other parties whose manual or facsimile signature appears on any bill as a signatory on behalf of the Borrower, may no longer hold office or be an authorized signatory at the date of such bill or at the date of its acceptance by the Lender hereunder or at any time thereafter, any Bankers' Acceptance signed as aforesaid on behalf of the Borrower shall be valid and binding upon the Borrower and the Lender shall be entitled to rely on the most recent certificates of signing authority delivered to it by the Borrower, until the Lender receives notice in writing of a change of authorized signatures (with sample signatures of such authorized signatories).

            (g) Subject to the following subparagraph (h), no prepayment of any Bankers' Acceptance shall be made by the Borrower to the Lender prior to the maturity date of such Bankers' Acceptance.

            (h) Upon the occurrence of an Event of Default, notwithstanding the date of maturity of any outstanding Bankers' Acceptances, the Borrower shall pay to the Lender forthwith upon demand by the Lender, an amount equivalent to the amount or amounts required to pay:

               (i) on maturity, the undiscounted face amount of all outstanding Bankers' Acceptances which the Lender is required to honour; and

               (ii)  all unpaid acceptance fees, if any, owed to the Lender and, except for any amount payable in respect of unpaid acceptance fees, all such amounts shall be deposited into an interest-bearing cash collateral account to be held by the Lender as additional security for payment of the undiscounted face amount of such outstanding Bankers' Acceptances upon maturity and accrued interest on such cash collateral, at the option of the Lender, may either be credited to the Borrower or applied against any Indebtedness or Obligations which continues to be outstanding.

            (i) For purposes of certainty, if the Borrower wishes to obtain Credit in the form of new Banker's Acceptances, to repay maturing Banker's Acceptances at their respective maturity, it may request the Lender to rollover such Credits in the form of new Banker's Acceptances, subject to the provisions of section 2.07(e) above.

            SECTION 2.08. Termination and Reduction of Revolving Credit Commitment. (a) Upon at least three (3) Business Days' prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Lender, the Borrower may at any time in whole permanently repay and thereby terminate, or from time to time in part permanently reduce, the Revolving Credit Commitment provided, however, that the Revolving Credit Commitment shall not be reduced at any time to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitment at such time. Each partial reduction of the Revolving Credit Commitment shall be in a minimum of $100,000.00 and integral multiples thereon of $100,000.00.

            (b) Simultaneously with any termination or reduction of the Revolving Credit Commitment pursuant to this Section 2.08, the Borrower shall pay to the Lender the Revolving Credit Commitment Fee accrued and unpaid through and excluding the date of such termination or reduction on the amount of the Revolving Credit Commitment terminated or reduced.

            (c) The Revolving Credit Commitment shall be permanently reduced on each date that a prepayment of principal of the Credit is required pursuant to
Section 2.10(c) hereof by the amount of each such required prepayment. In any event, the Revolving Credit Commitment of the Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Credit still outstanding on such date shall be due and payable in full together with accrued interest thereon.

            SECTION 2.09. Interest on Overdue Amounts; Alternate Rate of Interest. If the Borrower shall Default in the payment of the principal of or interest on any Credit or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on all overdue Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the Prime Rate calculated daily on such amount overdue and payable on demand.


            SECTION 2.10. Prepayment of Credits. (a) The Borrower shall not have the right to prepay any Bankers' Acceptance prior to its maturity. Subject to the terms and conditions contained in this Section 2.10. and elsewhere in this Agreement, the Borrower shall have the right to prepay any Prime Rate Loan at any time and from time to time in whole or in part without penalty (except as otherwise provided for herein) provided however that each such partial prepayment of a Prime Rate Loan shall be in an integral multiple of $100,000.00.

            (b) The Borrower shall make prepayments of the Prime Rate Loans or other Credits from time to time such that Availability equals or exceeds zero at all times. On the date of any termination or reduction of the Revolving Credit Commitment pursuant to Section 2.08 hereof or elsewhere in this Agreement, the Borrower shall pay or prepay so much of the Credit as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction; provided, however, that the Borrower shall not be required to make any prepayment of any Bankers' Acceptance pursuant to this Section until the last day of the Contract Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Lender to be held in such account on terms satisfactory to the Lender (if not previously applied, such cash collateral shall be applied by the Lender on the last day of the Contract Period to satisfy the Obligations).

            (c) Within three (3) days of the receipt of Net Cash Proceeds from
(i) the sale or other disposition of any assets of the Borrower or any of its subsidiaries (excluding sales permitted by Section 7.05 of the U.S. Credit Agreement) or of the capital stock of any of the Borrower or CCM (subject to
Section 7.05 of the U.S. Credit Agreement) or (ii) the consummation of the issuance of any debt securities of the Borrower not permitted by Section 7.03 of the U.S. Credit Agreement, the Borrower unless otherwise consented to by the Lender shall make a mandatory prepayment of the Credit in an amount equal to 100% of the Net Cash Proceeds received, which proceeds shall be applied as set forth in paragraph (e) below. Nothing contained in this paragraph (c) shall be or be deemed to be a consent to the sale of any assets or stock or the issuance of any stock or debt securities.

            (d) (i) Except as provided in clause (ii) below, promptly and in any event not more than one Business Day following the receipt by the Lender or the Borrower or any subsidiary of the Borrower of any (x) net proceeds in excess of the Canadian Dollar Equivalent of $250,000.00 U.S. (or, if there shall have occurred and be continuing a Default or Event of Default, of the full amount of net proceeds) of any casualty insurance required to be maintained pursuant to
Section 6.03 of the U.S. Credit Agreement on account of each separate loss, damage or injury (each, a "Casualty Event") to any asset of the Borrower or any subsidiary of the Borrower (including, without limitation, any Collateral), or
(y) net proceeds in excess of the Canadian Dollar Equivalent of $250,000.00 U.S. (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds) of any business interruption insurance required to be maintained pursuant to Section 6.03 of the U.S. Credit Agreement on account of any business interruption event (each, a "BI Event"), the Borrower shall notify the Lender of such receipt in writing, by fax or by telephone (promptly confirmed by written or facsimile notice), and not later than one (1) Business Day following receipt by the Lender or the Borrower or such subsidiary of any such proceeds, there shall become due and payable a prepayment of the Revolving Credit Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph (e) below.

            (ii) In the case of the receipt of net proceeds described in clause
(i) above with respect to a Casualty Event or BI Event, the Borrower may elect, by written notice delivered to the Lender not later than the day on which a prepayment would otherwise be required under clause (d)(i) above: (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of the Borrower's business and (y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "Rebuilding") the relevant asset, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election and application of proceeds under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is no continuing Default or Event of Default; (y) the Borrower shall have certified to the Lender that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrower shall be sufficient to complete such Rebuilding in accordance in all material respects with all applicable laws, regulations and ordinances; and (ii) no Default or Event of Default has arisen or will arise as a result of such BI Event, Casualty Event or Rebuilding; and (z) if the amount of net proceeds in question exceeds the Canadian Dollar Equivalent of $3,000,000.00 U.S., the Borrower shall further provide to the Lender evidence satisfactory to the Lender that the replacement tangible property will have a value to the operation of the Borrower's business comparable to the replaced tangible property and that such replacement tangible property is subject to the Security Documents.

            (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to Rebuilding with respect to a Casualty Event, the Borrower shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "Special Deposit") with the Lender, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Lender. The Special Deposit, together with all interest on such Special Deposit, shall be available to the Borrower solely for the applicable Rebuilding or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and interest thereon may be applied by the Lender to repay the Obligations in such order as the Lender shall elect. The Lender shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder and, in the case of Rebuilding, that the withdrawal is equivalent to the value of the improvements being rebuilt.

            (e) When making a prepayment, pursuant to paragraph (a) above, the Borrower shall furnish to the Lender, not later than 11:00 a.m. (Toronto time) three (3) Business Days prior to the date of such prepayment of Prime Rate Loans, written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of prepayment which shall specify the prepayment date and the principal amount of each Revolving Credit Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrower to prepay such Revolving Credit Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (c) or (d)(i) above shall be governed by Section 2.09(f) of the U.S. Credit Agreement and, when received, shall be applied by the Lender on such parts of the Obligations, in such order, as the Lender determines in its discretion; provided, however, that if at the time of the making of any prepayment in accordance with paragraphs (c) or (d), there are outstanding Bankers' Acceptances or Domestic Letters of Credit (or both), then in the discretion of the Lender, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate face amount of all such outstanding Bankers' Acceptances and Domestic Letters of Credit) shall be deposited by the Borrower in a cash collateral account to be held by the Lender for application by the Lender to the payment of any drawing made under any such Bankers' Acceptances on maturity thereof.

            (f) Except as otherwise expressly provided in this Section 2.10, payments with respect to any paragraph of this Section 2.10 are in addition to payments made or required to be made under any other paragraph of this Section 2.10.


            SECTION 2.11. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), shall: (i) subject the Lender (which shall for the purpose of this Section
2.11 include any lending office of the Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid to the Lender with respect to any Credit made by the Lender to the Borrower or with respect to the obligations of the Lender under Sections 2.15 through
2.18 hereof (other than (x) taxes imposed on the overall net income of the Lender, (y) franchise or capital taxes imposed on the Lender; and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Lender or its applicable lending office other than a connection arising solely from this Agreement) (ii) change the basis of taxation of payments to the Lender of the principal of or interest on any Credit or any other fees or amounts payable with respect to any Bankers' Acceptance or letters of credit or otherwise hereunder (other than (x) taxes imposed on the overall net income of the Lender (y) franchise or capital taxes imposed on the Lender and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Lender or its applicable lending office other than a connection arising solely from this Agreement); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by the Lender; or
(iv) impose on the Lender, any other condition affecting this Agreement; and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by the Lender, then the Borrower shall pay to the Lender upon the Lender's demand, such additional amount or amounts as will compensate the Lender for such additional costs or reduction. The Lender agrees to give notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to all or any of the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.11(a) shall be deemed to (x) permit the Lender to recover any amount thereunder which would not be recoverable under
Section 2.14 hereof or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 2.14 hereof.

            (b) If at any time and from time to time the Lender shall determine that the adoption after the date of this Agreement of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change after the date of this Agreement in any applicable law, rule, regulation or guideline regarding capital adequacy, including without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change after the date of this Agreement in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its lending office) with any request or directive regarding capital adequacy issued or adopted after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender upon the Lender's demand therefor such additional amount or amounts as will compensate the Lender for such reduction. The Lender agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to all or any one or more Transactions.

            (c) A statement of the Lender setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate the Lender as specified in paragraphs (a) and (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such statement within ten (10) days after its receipt of the same.

            (d) Failure on the part of the Lender to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Credit in the rate of return earned on the Lender's capital, shall not constitute a waiver of the Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in respect of such Credit or any other Credit. The protection under this Section
2.11 shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lender for compensation.

            (e) In claiming any additional amounts payable pursuant to this
Section 2.11 the Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different office or branch of the Lender if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender.


            SECTION 2.12. Indemnity. The Borrower shall indemnify the Lender against any loss or reasonable expense which the Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Lender under this Agreement or any other agreement, or at law): (a) any failure of the Borrower to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it; (b) any failure of the Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; (c) any payment, prepayment or conversion of a Bankers' Acceptance on a date other than the last day of the relevant Contract Period; (d) any default in payment or prepayment of the principal amount of any Credit or any part thereof or interest accrued thereon, or with respect to any letters of credit issued by the Lender for the account of the Borrower, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or (e) any default in payment of any amount, commission or fee in respect of the issuance or renewal of the Lender's Letters of Guarantee. Such loss or reasonable expense shall include, without limitation, an amount as reasonably determined by the Lender equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow (or, in the case of a failure to borrow by way of Bankers' Acceptances on the last day of the Contract Period for such Bankers' Acceptance which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Credit provided for herein over (ii) the amount of interest (as reasonably determined by the Lender) that would be realized by the Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Contract Period, as the case may be. The Lender shall provide to the Borrower a statement, signed by an officer of the Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement.


            SECTION 2.13. Payments and Computations. The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (Toronto time) on the day when due in lawful money of Canada (in freely transferable dollars) to the Lender at its offices at 1 First Canadian Place, Suite 6900, Toronto, Ontario, M5X 1A4, in immediately available funds, without set-off, compensation or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Lender may charge, when due and payable, any of the Borrower's accounts with the Lender or the Concentration Accounts or all or any combination of them for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Lender on or with respect to this Agreement and/or the other Loan Documents. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrower shall make any such payments upon demand.


            SECTION 2.14. Taxes. (a) Any and all payments by the Borrower for the account of the Lender hereunder shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by Canada or any political subdivision thereof, excluding:

            (i) in the case of the Lender (or any participant), (A) taxes imposed or based on its net income, and franchise or capital taxes imposed on it (including withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), or (B) taxes payable under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof (or in effect on the date a participant acquires from the Lender a participation in this Agreement) but not any increase in withholding tax resulting from any subsequent change in such laws,

            (ii) taxes (including withholding taxes) imposed by reason of the failure of the Lender or any participant, in each case that is organized outside Canada, to comply with Section 2.14(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder), and

            (iii) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Lender other than a connection arising solely from this Agreement and the other Loan Documents,

(the taxes referred to in the foregoing clauses (i), (ii) and (iii) individually or collectively being called "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender,
(x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.14) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay to the relevant government authority in accordance with applicable Canadian law, whether federal, provincial or municipal, any present or future stamp or documentary or similar taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes paid directly by the Lender and any liability (including penalties, interest and expenses other than those resulting solely from a failure by the Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor. If the Lender shall become aware that it is entitled to receive a refund in respect of any Taxes or Other Taxes, it shall promptly notify the Borrower thereof and shall promptly apply for such refund. If the Lender receives a refund in respect of any Taxes or Other Taxes for which the Lender has received payment from the Borrower hereunder, the Lender shall promptly notify the Borrower of such refund and the Lender shall promptly repay such refund to the Borrower, provided that the Borrower, upon the request of the Lender, agrees to return such refund (plus any penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund.

            (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to the Lender, the Borrower will furnish to the Lender, at its address referred to in Section
10.01 hereof,
such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

            (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder.

            (f) Each participant in this Agreement, the Credits and Security Documents that is organized (and whose governing jurisdiction is) outside of Canada (a "Non-Canadian Lender") shall deliver to the Borrower (with a copy to the Lender) on the date of the participation and from time to time as required for renewal under applicable law duly completed copies of such certificates, documents or other evidence, indicating in each case that the participant is entitled to receive payments under this Agreement without any deduction or withholding of any Canadian federal and/or provincial income taxes. The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.14(f). If a participant fails to provide a certificate, document or other evidence required pursuant to this Section 2.14(f), then (i) the Borrower shall be entitled to deduct or withhold on payments to the Lender as a result of such failure, as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.14(a) to the extent such withholding is required by reason of the failure of the participant to provide the necessary certificate, document or other evidence.

            (g) The Lender and any participant shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this
Section 2.14 (including, without limitation, transferring Credits to an Affiliate and seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by the Lender or any participant that would result in any tax, cost or other expense to the Lender or the participant (other than a tax, cost or other expense for which the Lender or the participant shall have been reimbursed or indemnified by the Borrower pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of the Lender or the participant have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to the Lender.


            SECTION 2.15. Issuance of Domestic Letters of Credit. (a) The Borrower may apply for and obtain Domestic Letters of Credit issued for its account by an Issuing Bank subject to the requirements of the applicable agreement between the Borrower and such Issuing Bank (such agreement to be satisfactory in form and substance to the Lender) and subject to satisfaction of the conditions set forth in Article V hereof and such other conditions as the Lender requires of its customers generally;

provided that not more than twenty (20) Domestic Letters of Credit may be outstanding at any time and provided that the aggregate undrawn amount of all outstanding Domestic Letters of Credit shall not at any time exceed $4,000,000 Canadian; and provided, further, that the Borrower may not request any proposed Issuing Bank to issue a Domestic Letter of Credit if after giving effect thereto (measured by the face amount of such Domestic Letter of Credit and the Domestic Letter of Credit Usage) Availability would be less than zero. The Borrower shall not make application to or request any proposed Issuing Bank to issue any Domestic Letter of Credit until the Borrower shall first have given at least three Business Days' prior written notice to the Lender and to Chase U.S. (at its Domestic Lending Office, as that term is defined in the U.S. Credit Agreement) which written notice shall provide full particulars of the proposed Domestic Letter of Credit that the Borrower would like to have issued, together with such other certificates, documents and other papers and information as the Lender may reasonably request. The Borrower acknowledges that it shall have no right to request a proposed Issuing Bank to issue a Domestic Letter of Credit and no proposed Issuing Bank shall be obligated to issue any Domestic Letter of Credit if such issuance has not first been approved by the Lender and Chase U.S. The expiration date of any Domestic Letter of Credit shall not be later than 120 days from the date of issuance thereof, and, in any event, no Domestic Letter of Credit shall have an expiration date later than thirty days prior to the Revolving Credit Termination Date. The Domestic Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrower or any of its subsidiaries.

            (b) Subject to the conditions set forth in Article V hereof and to the Borrower's compliance with the requirements set forth in section 2.15(a), the Lender shall open and issue a Lender's Letter of Guarantee for the account of the Borrower in favour of the applicable Issuing Bank. The Lender's Letters of Guarantee shall expire no later than the Revolving Credit Termination Date and be in the form of Exhibit "C" annexed hereto.

            SECTION 2.16. Payment of Letters of Credit; Reimbursement. Upon the issuance of any Domestic Letter of Credit, the Borrower shall notify the Lender of the principal amount, the number, and the expiration date thereof and provide the Lender with a copy thereof. Each Issuing Bank shall be entitled to make partial draws from time to time under the Lender's Letter of Guarantee if the Borrower has not reimbursed such Issuing Bank for payments made on account of Domestic Letters of Credit. Promptly after it shall have ascertained that any payment document and any accompanying documents presented under the Lender's Letter of Guarantee appear on their face to be in substantial conformity with the terms and conditions thereof, the Lender shall give telephonic (promptly confirmed in writing) or facsimile notice to the Borrower of the receipt and amount of such payment documents and the date on which payment thereon will be made, and the Lender, not later than 3:00 p.m. on such day, shall make the appropriate payment to the beneficiary of the Lender's Letter of

Guarantee. If in accordance with the prior sentence the Lender shall have made such payment under the Lender's Letter of Guarantee, then the Lender may charge all or any accounts of the Borrower with or under the control of the Lender for the amount thereof, together with the Lender's customary overdraft fee in the event the funds available in such accounts shall not be sufficient to reimburse the Lender for such payment and the Borrower shall not otherwise have discharged such reimbursement obligation by 11:00 a.m., Toronto time, on the date of such payment. The Borrower hereby absolutely, unconditionally and irrevocably agrees to indemnify, reimburse and hold harmless the Lender from all payments made and costs incurred by the Lender in respect of the Lender's Letters of Guarantee. If the Lender has not been reimbursed with respect to such drawing as provided above, the Borrower shall be liable to pay to the Lender, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus two percent (2%) per annum calculated on the daily outstanding amount payable on demand. The obligations of the Borrower under this
Section 2.16 to reimburse the Lender for all drawings under the Lender's Letters of Guarantee shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with its terms, irrespective of:

            (a) any lack of validity or enforceability of any Domestic Letter of Credit or any Lender's Letters of Guarantee;

            (b) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Domestic Letter of Credit or under the Lender's Letters of Guarantee or the Lender or any other person in connection with this Agreement or any other transaction (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Lender);

            (c) any draft or other document presented under any Domestic Letter of Credit or under the Lender's Letters of Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (d) payment by the Issuing Bank or the Lender under any Domestic Letter of Credit or the Lender's Letters of Guarantee (respectively) against presentation of a draft or other document which does not comply with the terms thereof; and

            (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing that might, but for the provisions of this Section, constitute legal or equitable discharge of the Borrower's obligations hereunder.

            It is understood that in making any payment under the Lender's Letters of Guarantee (x) the Lender's exclusive reliance on the documents presented to it under such Lender's Letters of Guarantee as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented thereunder, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant thereto proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Lender's Letters of Guarantee proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Lender's Letters of Guarantee with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Lender.

            SECTION 2.17. Lender's Actions with respect to Lender's Letters of Guarantee. Any draws from time to time under the Lender's Letters of Guarantee may, in the discretion of the Lender or its correspondents, be interpreted by them (to the extent not inconsistent with such Lender's Letters of Guarantee) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any letter of credit is available or the drafts are drawn or negotiated. The Lender and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the administrator, receiver, trustee in bankruptcy, or other legal representative of the beneficiary designated in the Lender's Letters of Guarantee in the place of the name, signature, or act of such party.

SECTION 2.18. Letter of Guarantee Fees. The Borrower agrees to pay to the Lender a letter of guarantee fee which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of all outstanding Lender's Letters of Guarantee (excluding any portion thereof attributable to unreimbursed drawings) during the period from the issuance of each Lender's Letter of Guarantee to but excluding the later of the Revolving Credit Termination Date and the date on which there ceases to be any outstanding and undrawn Lender's Letters of Guarantee, as well as the Lender's standard fees with respect to the issuance, amendment, renewal or extension of the Lender's Letters of Guarantee or processing of drawings thereunder. Such fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day of the month following each such period, commencing July 1, 1997; provided that all such fees shall be payable on the date on which the Total Revolving Credit Commitment terminates and any such fees accruing after the date on which the Total Revolving Credit Commitment terminates shall be payable on demand. Any other fees payable to the Lender pursuant to this paragraph shall be payable on demand. All such fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).


                                   ARTICLE III


                               COLLATERAL SECURITY


            SECTION 3.01. Security Documents. The Obligations shall be secured by the Collateral described in each of the Security Documents and are entitled to the benefits thereof. The Borrower shall duly execute and deliver, or cause its subsidiaries and each other Grantor to duly execute and deliver, the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the applicable Personal Property Security Law and other documents, all in form and substance satisfactory to the Lender, as may be reasonably required by the Lender to grant to it a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 of the U.S. Credit Agreement) the Collateral. Without limiting the foregoing, with respect to the Security Agreement being executed and delivered and registered and/or filed in Quebec, the Borrower shall confirm and cause any other applicable Grantors to confirm an assignment from the Lender to any other participants or assignees becoming such after the Closing Date at such time or from time to time as there shall be another lender under this Agreement besides the Lender and to provide an opinion of counsel as to the continued effectiveness of the Lien created thereunder in favour of the Lender for the benefit of itself and all such participants or assignees, all in form satisfactory to the Lender.


            SECTION 3.02. Filing and Recording. The Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded, registered and/or filed or otherwise perfected in all places necessary, in the opinion of the Lender, and take such other actions as the Lender may reasonably request, in order to perfect and protect the Liens of the Lender in the Collateral. The Borrower, to the extent permitted by law, hereby authorizes the Lender to file any financing statement or application for registration in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Lender, may at any time be desirable although the same may have been executed only by the Lender or, at the option of the Lender, to sign such financing statement or application for registration on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any renewal of registration, re-registration, re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement or registered right) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be renewed, re-registered, recorded and/or refiled at the time and in the manner requested by the Lender.


                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

            Except as disclosed in Schedule 4.00, the Borrower represents and warrants to the Lender that both before and after giving effect to the consummation of the Transactions:


            SECTION 4.01. Organization, Legal Existence. Each of the Loan Parties and the Parent and their respective subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where the nature of its business so requires (all such jurisdictions being listed in SCHEDULE 4.01 annexed hereto) except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Each of the Loan Parties and the Parent has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents (and with respect to the Parent, the U.S. Credit Agreement) to which it is a party, and with respect to the Borrower to borrow hereunder and to execute and deliver the Promissory Note. St-Lawrence, being a wholly owned subsidiary of the Borrower on the Closing Date, has no assets (all of its assets having been transferred to the Borrower) or liabilities (other than those liabilities set out in Schedule 4.01) (all such liabilities of St-Lawrence, including those set out in Schedule 4.01 having been assumed by the Borrower) and St-Lawrence is not engaging in any business.


            SECTION 4.02. Authorization. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrower from time to time, the execution and delivery by the Borrower of the Promissory Note, the grant of Liens on and security interests in the Collateral created by the Security Documents and the transactions contemplated to occur under or in connection with the Plan of Reorganization (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the applicable Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Loan Parties, or their respective subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Loan Parties, or their respective subsidiaries, or
(C) any provision of any material indenture, agreement or other instrument to which the Loan Parties, or their respective subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, any material indenture, agreement or other instrument referred to in (b)(i)(C) above except where any such conflict, violation, breach or Default referred to in (i) or (ii) (all of which are disclosed in Schedule 4.00) would not result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favour of the Lender or in favour of Chase U.S. or as permitted pursuant to Section 7.01 of the U.S. Credit Agreement) upon any property or assets of the Loan Parties, or their respective subsidiaries.


            SECTION 4.03. Governmental Approvals. No registration or filing with consent or approval of, or other action by, any Federal, provincial, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, except for (a) such registrations, filings, consents, approvals or actions the failure of which to obtain or make would not have a Material Adverse Effect or (b) such as have been made or obtained or (c) the filings and registrations necessary to perfect the Liens (x) created by the Security Documents and (y) in favour of the Indenture Trustee as contemplated by the Senior Secured Note Indenture.


            SECTION 4.04. Binding Effect. This Agreement and the other Loan Documents to which it is a party constitutes, and the Promissory Note when duly executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the applicable Loan Party enforceable against such Loan Party in accordance with its terms subject (a) to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.


            SECTION 4.05. Material Adverse Change. Except as set forth in
SCHEDULE 4.05 annexed hereto, there has been no material adverse change in the business, assets, operations or financial condition of the Parent and subsidiaries, including, without limitation, the Borrower, taken as a whole since December 31, 1995.


            SECTION 4.06. Litigation; Compliance with Laws; etc. (a) Except as set forth in SCHEDULE 4.06(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting any of the Loan Parties or any of their subsidiaries or the businesses, assets or rights of any of the Loan Parties or any of their subsidiaries (i) which involve any of the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any of the Loan

Parties or any of their subsidiaries to conduct business substantially as now conducted, or result in a Material Adverse Effect.

            (b) Except as set forth in SCHEDULE 4.06(b) annexed hereto, no Loan Parties or subsidiary thereof is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality where such violation or default would result in a Material Adverse Effect.


            SECTION 4.07. Financial Statements. (a) The Borrower has heretofore furnished to the Lender Consolidated balance sheets and statements of income and cash flows of the Parent (i) dated as of December 31, 1995 and audited by and accompanied by the opinion of independent public accountants; and (ii) dated as of September 30, 1996 and December 31, 1996 for the nine month period and twelve month periods respectively then ended and prepared by management and (iii) dated as of January 31, 1997 for the one month period then ended and prepared by management. The Borrower has also furnished to the Lender draft consolidating balance sheets and statements of income and cash flows for the Parent, the Borrower and Affiliates thereof. Such balance sheets and statements of income and cash flows present fairly in all material respects the Consolidated financial condition and results of operations of the Parent and its Consolidated subsidiaries including, without limitation, the Borrower, as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its subsidiaries, including, without limitation, the Borrower, as of the dates thereof.

            (b) The Borrower has heretofore furnished to the Lender projected income statements, balance sheets and cash flows of the Parent on a Consolidated basis dated November 6, 1996 for a five year period as supplemented on March 3, 1997, together with projected monthly Borrowing Bases for 1997, such projections disclosing all material assumptions made by the Borrower in formulating such projections and giving effect to the Transactions. The projections are based upon estimates and assumptions, all of which were believed by management to be reasonable in light of the conditions which existed at the time the projections were made and have been prepared on the basis of the assumptions stated therein.

            (c) The Borrower has heretofore furnished to the Lender a Consolidated and consolidating pro forma balance sheet of the Parent and which sets forth information before and after giving effect to the Transactions.

            (d) The financial statements referred to in this Section 4.07 have been prepared in accordance with GAAP, except that the unaudited statements do not contain footnotes and are subject to year-end audit adjustments.

            SECTION 4.08. Taxes. The Borrower and each of its subsidiaries has filed or caused to be filed all material Federal, provincial, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof. The Borrower and each of its subsidiaries have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, in writing, except as permitted by Section 6.04 of the U.S. Credit Agreement, except to the extent that the nonpayment of such taxes would not result in a Material Adverse Effect and except for certain Federal taxes being paid on a six-year installment basis, with interest, pursuant to the Plan of Reorganization. As of the Closing Date except as set forth on SCHEDULE 4.08 annexed hereto, no Federal or provincial income tax returns of any Loan Parties or any of their subsidiaries have been audited by Revenue Canada or by any competent provincial taxing authority or the United States Internal Revenue Service and no Loan Parties or subsidiary thereof have as of the date hereof requested or been granted any extension of time to file any Federal, provincial, state, local or foreign tax return. Except as set forth on SCHEDULE 4.08 annexed hereto, none of the Loan Parties or their subsidiaries are party to or have any obligation under any tax sharing agreement.


            SECTION 4.09. Employee Benefit Plans. All Canadian Pension Plans comply currently, and have complied in the past, in all material respects, both as to form and operation, with their terms and the provisions of all applicable laws, rules and regulations; all necessary governmental approvals have been obtained which are material to the Borrower with respect to the operation of its Canadian Pension Plans; no notice of intent to terminate any Canadian Pension Plan has been filed or given by any party or governmental body; no event has occurred or condition exists which might constitute grounds for termination of any Canadian Pension Plan which termination would result in a Material Adverse Effect with respect to the Borrower or that might result in the incurrence by the Borrower or any subsidiary of the Borrower of any material liability, fine or penalty; and no actions, suits or claims are pending or reasonably expected to be asserted against any Canadian Pension Plan or the assets of any Canadian Pension Plan.


            SECTION 4.10. No Material Misstatements. The information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of the Borrower to the Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Promissory Note or any other Loan Documents or included therein, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, however, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and used reasonable assumptions in the preparation of such information, report, financial statement, exhibit or schedule.

            SECTION 4.11. Security Interest. Upon the due filing of financing statements under the Personal Property Security Law, the recording of the Mortgage in the applicable land registry office, the delivery of the Collateral under the Pledge Agreement and the filing of the Security Agreements (Intellectual Property) and the Security Agreements in the Canadian Intellectual Property Office and the filing of a Notice of Intention with the Bank of Canada in respect of Section 427 Bank Act Security, the registrations and notices required in respect of the Quebec Security Agreements and the filing of assignments with the United States Patent and Trademark Office, each of the Security Documents creates and grants to the Lender, a legal, valid and perfected first priority (except as permitted pursuant to Section 7.01 of the U.S. Credit Agreement) Lien in the collateral identified therein to the extent a Lien can be perfected in such Collateral by the taking of the foregoing actions. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 of the U.S. Credit Agreement.


            SECTION 4.12. Use of Proceeds. (a) All proceeds of each borrowing under the Revolving Credit Commitment on the Closing Date, if any, shall be used to provide for working capital requirements and for general corporate purposes of the Borrower and to partially finance the payments to be made pursuant to the Plan of Reorganization. All proceeds of each subsequent borrowing under the Revolving Credit Commitment after the Closing Date shall be used to provide for working capital requirements and for general corporate purposes (including payment of interest on the Senior Secured Notes to the extent not prohibited by
Section 7.15 of the U.S. Credit Agreement) of the Borrower.


            SECTION 4.13. Subsidiaries. As of the Closing Date all of the issued and outstanding shares in the capital stock of the Borrower are owned, legally and beneficially by the Parent and 50% of the issued and outstanding shares in the capital stock of CCM is owned legally and beneficially by Trademark Canada and the Borrower owns, legally and beneficially all of the issued and outstanding shares in the capital stock of St-Lawrence, and SCHEDULE 4.13 annexed hereto sets forth each subsidiary of the Borrower and each subsidiary of the Parent, including, without limitation, the Borrower, Apparel Canada, Trademark Canada and CCM, its jurisdiction of incorporation, its capitalization and ownership of its capital stock.


           SECTION 4.14. Title to Properties; Possession Under Leases; Trademarks. (a) The Borrower and each of its subsidiaries has good title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as have been disposed of in the ordinary course of business or as permitted by this Agreement, and except where lack of title or a valid leasehold interest does not materially interfere with the ability of the Borrower or any subsidiary thereof to conduct its business as now conducted. All interests of such persons in such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 of the U.S. Credit Agreement.

            (b) Except as disclosed in SCHEDULE 4.14 hereto, the Borrower and each of its subsidiaries has complied with all material obligations under all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and the Borrower and each of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

            (c) Except as disclosed in Schedule 4.06(a), the Borrower and each of its subsidiaries owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of such Borrower and such subsidiary. To its knowledge, neither the Borrower nor any subsidiary thereof is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of the Borrower or any subsidiary thereof, threatened, against the Borrower or any subsidiary thereof with respect to any of the rights or property referred to in this Section 4.14(c).


            SECTION 4.15. Solvency. (a) The fair salable value of the assets of the Parent, the Borrower and the other Consolidated subsidiaries of the Parent, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Parent and its Consolidated subsidiaries, including, without limitation, the Borrower, as they become absolute and mature.

            (b) The assets of the Parent and its Consolidated subsidiaries including, without limitation, the Borrower and Apparel Canada, do not constitute unreasonably small capital for the Parent and its Consolidated subsidiaries, including, without limitation, the Borrower and Apparel Canada, to carry out their business as now conducted and as proposed to be conducted.

            (c) Neither the Parent nor any subsidiary thereof, including, without limitation, the Borrower, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Parent and such subsidiary, and of amounts to be payable on or in respect of debt of the Parent and such subsidiary).

            (d) Neither the Parent nor any subsidiary thereof, including, without limitation, the Borrower, believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms

(taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).


            SECTION 4.16. Permits, etc. The Borrower and each of its subsidiaries possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents of all Federal, provincial, state and local governmental authorities except where failure does not materially interfere with the ability of such Borrower or subsidiary to conduct its business as currently conducted (collectively, the "Permits"), each such Permit is and will be in full force and effect, the Borrower and each subsidiary is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.


            SECTION 4.17. Compliance with Environmental Laws. Except as disclosed in SCHEDULE 4.17 hereto: (i) the operations of the Borrower and its subsidiaries comply with all applicable Environmental Laws except for any non-compliance which would not have a Material Adverse Effect; (ii) the Borrower and its subsidiaries and all of their present facilities or operations, as well as to the knowledge of the Borrower and its subsidiaries, their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Borrower and its subsidiaries, none of their operations is the subject of any Federal, provincial, state or municipal investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in each case which would have a Material Adverse Effect; (iv) neither the Borrower nor any subsidiaries of the Borrower nor any predecessor of the Borrower or any subsidiary of the Borrower has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment in each case which would have a Material Adverse Effect; (v) neither the Borrower nor its subsidiaries has been notified that it has any material liability in connection with any Release of any Contaminant into the environment in each case which would have a Material Adverse Effect; (vi) none of the operations of the Borrower or its subsidiaries involve the generation, transportation, treatment or disposal of Hazardous Materials in violation of Environmental Law in each case which would have a Material Adverse Effect; (vii) neither the Borrower nor its subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Borrower and its subsidiaries neither has any lessee, prior owner, or other person in each case which would have a Material Adverse Effect; (viii) no underground storage tanks or surface impoundments are on any property of the

Loan Parties and their subsidiaries in each case, the result of which would have a Material Adverse Effect; and (ix) to the best of the knowledge of the Borrower and its subsidiaries, no Lien in favour of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Borrower and its subsidiaries.


            SECTION 4.18. No Change in Credit Criteria or Collection Policies. There has been no material change in credit criteria or collection policies concerning account receivables of the Borrower since December 31, 1995.


            SECTION 4.19. Employee Matters. Except as disclosed in SCHEDULE 4.19 hereto, (a) neither the Borrower and its subsidiaries nor any of such person's employees are subject to any collective bargaining agreement, (b) to the knowledge of the Borrower, no petition for certification or union election is pending with respect to the employees of the Borrower or any of its subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any of its subsidiaries and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of Borrower threatened between the Borrower or any of its subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business none of which would have, either individually or in the aggregate, a Material Adverse Effect. The Borrower is in compliance with all employment laws applicable to the Borrower except where the failure to so comply would not have a Material Adverse Effect.


                                    ARTICLE V


                           CONDITIONS OF CREDIT EVENTS

            The obligation of the Lender to make Revolving Credit Loans and extend other Credits hereunder shall be subject to the following conditions precedent:


            SECTION 5.01. All Credit Events. On each date on which a Credit Event is to occur:

            (a) The Lender and Chase U.S. shall each have received a notice of borrowing as required by Section 2.03 hereof (with respect to Revolving Credit Loans and Bankers' Acceptances) or shall have received a notice with respect to the proposed issuance of Domestic Letters of Credit, as required by section 2.15 hereof.

            (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan

Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

            (c) The Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

            (d) The Lender and Chase U.S. shall have received a certificate signed by the Financial Officer of the Borrower (i) as to the compliance with
(b) and (c) above and (ii) with respect to each Revolving Credit Loan, demonstrating that after giving effect thereto the Availability is zero or greater.

            (e) The Lender shall have received written confirmation and consent from Chase U.S. for the proposed loan or other advance of Credit to be made, such confirmation to be in writing and to be in the form agreed to between Chase U.S. and the Lender.


            SECTION 5.02. First Borrowing. The obligations of the Lender in respect of the first Credit Event hereunder are subject to the following additional conditions precedent:

            (a) The Lender shall have received the favourable written opinion of Ontario, Quebec, New York and New Brunswick counsel for the Borrower and each Guarantor and Grantor, dated the Closing Date, addressed to the Lender and satisfactory to the Lender.

            (b) The Lender shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of the Borrower and Apparel Canada and Trademark Canada, certified as of a recent date by the Provincial Registrar, or other appropriate official of the jurisdiction of its organization and updated (from the government certificate to the Closing Date) by a Responsible Officer, and a certificate as to the good standing of each from such official, in each case dated as of a recent date;
(ii) a certificate of the Secretary of the Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in item (B) below,
(B) that attached thereto is a true and complete copy of resolutions adopted by such person's sole shareholder or in the case of Trademark Canada its shareholders pursuant to the applicable unanimous shareholders agreement authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Promissory Note, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Promissory Note, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Lender may reasonably request.

            (c) The Lender shall have received a certificate, dated the Closing Date and signed by the Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section
5.01 hereof and the conditions set forth in this Section 5.02.

            (d) The Lender shall have received the Promissory Note duly executed by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

            (e) The Lender shall have received, duly executed and delivered the Security Documents including, without limitation, the Chase U.S. Letter of Credit, Security Agreements, the Pledge Agreement, the Quebec Pledge Agreement, the Bank Act Security, the Guarantee of Trademark Canada and the Guarantee of Apparel Canada, the Security Agreement (Intellectual Property), the Mortgage together with a title opinion from counsel of the Borrower and an agreement between National Bank of Canada, the Borrower, Apparel Canada and the Lender relating to the operation of the Concentration Accounts and a tripartite agreement between the Lender, the Borrower and Royal Bank of Canada with respect to the Domestic Letters of Credit in form, scope and amount satisfactory in all respects to the Lender.

            (f) The Lender shall have received certified copies or a certified print-out from the Ministry of Consumer and Commercial Relations (Ontario) or on Form UCC-11 of a UCC Reporter Service or certified statements of the registration of rights issued by the registrar of the register of personal and movable real rights established pursuant to the Civil Code of Quebec (the "Register") or certificates satisfactory to the Lender listing all effective financing statements and/or rights registered in the Register and duplicate registered copies of the Security Documents which name as debtor the Borrower, any guarantor of the Obligations or any Grantor or the Parent and which are filed in all appropriate offices in the provinces, states or other applicable jurisdictions in which are located the chief executive office and other operating offices of such person, or any part of the collateral is located together with copies of such certified statements, financing statements or of the security agreements to which such filings relate. With respect to any Liens not permitted pursuant to Section 7.01 of the U.S. Credit Agreement, the Lender shall have received termination statements or discharges/cancellations in form and substance satisfactory to it.

            (g) Each document (including, without limitation, each financing statement under the Personal Property Security Law and the Notice of Intention under the Bank Act) required by law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favour of the Lender a first priority perfected Lien in the Collateral (subject to the Liens permitted by Section 7.01 of the U.S. Credit Agreement) shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Lender shall have received certified statements issued by the registrar of the Register, an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

            (h) The Lender shall have received the results of a search of tax and other Liens and judgments and of security searches under the Personal Property Security Law and Bank Act or a search of comparable filings made with respect to the Borrower and each Grantor in the jurisdictions in which the Borrower is doing business and/or in which any Collateral is located, and in which Personal Property Security Law filings have been made against the Borrower, each Guarantor and each Grantor pursuant to paragraph (g) above.

            (i) the Lender and Chase U.S. shall each have received and determined to be in form and substance satisfactory to them:

                  (A) the most recent (dated within seven (7) days of the Closing Date) schedule and aging of accounts receivable and inventory designations of the Borrower;

                  (B) evidence that all conditions precedent to the first Loan under the U.S. Credit Agreement have been satisfied or waived;

                  (C) evidence that there has been entered a final non-appealable order of confirmation consistent with the Plan of Reorganization and that unless waived by the Lender all conditions precedent to the effectiveness of the Plan of Reorganization have been satisfied;

                  (D) a copy of a field examination of the Borrower's books and records;

                  (E) evidence of the compliance by the Borrower with all insurance requirements as set out in the U.S. Credit Agreement;

                  (F) the financial statements described in Section 4.07 hereof, together with a draft of the audited financial statements for the Fiscal Year ended December 31, 1996;

                  (G) evidence that the Transactions are in material compliance with all material applicable laws and regulations;

                  (H) evidence of payment of all fees owed to the Lender by the Borrower under this Agreement or otherwise;

                  (I) evidence that all requisite third party consents (including, without limitation, consents with respect to the Borrower and each of the Grantors and Guarantors) to the Transactions have been received;

                  (J) copies of all major Customer, supplier contracts and employment agreements with respect to the Borrower;

                  (K) except as set forth in SCHEDULE 4.05 annexed hereto, evidence that there has been no material adverse change in the business, assets, operations or financial condition of the Parent or any subsidiaries, including, without limitation, the Borrower since December 31, 1995;

                  (L) evidence of the repayment in full of exiting credit arrangements and the termination of all commitments to lend thereunder, and the termination of all Liens securing such Indebtedness as required under paragraph
                        (f) above, all as set forth in the Plan of Reorganization; and

                  (M) evidence that except as disclosed in the schedule delivered pursuant to (k)(i) below there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or to the knowledge of the Loan Parties threatened against or affecting any of the Loan Parties or any subsidiary thereof or any of their respective businesses, assets or rights which involve any of the Transactions.

            (j) The Lender shall have had the opportunity, at the Lender's option, to examine the books of account and other records and files of the Borrower and its subsidiaries, and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Lender in all material respects.

            (k) The Lender shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

            (i) a schedule of disputed claims relating to the Plan of Reorganization and an analysis of the expected disposition thereof;

            (ii) copies of all real property lease agreements entered into by the Borrower, together with appropriate landlord and/or mortgagee waivers with the Lender; and

            (iii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of the Borrower and its subsidiaries, which is to remain outstanding pursuant to the Plan of Reorganization, including the Senior Secured Notes.

            (l) Messrs. Fraser & Beatty, Canadian counsel to the Lender, and McMaster Meighen, special Quebec counsel retained by the Lender shall have received payment in full for all reasonable legal fees charged, and all reasonable costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

            (m) The Lender shall have entered into the Intercreditor Agreement with Chase U.S. and the Indenture Trustee on behalf of holders of the Senior Secured Notes in form and substance satisfactory to it.

            (n) The corporate structure and capitalization of the Loan Parties shall be satisfactory to the Lender in all material respects including, without limitation, that the Investor Group owns at least 38% of the aggregate issued and outstanding voting stock of the Parent.

            (o) All legal matters in connection with the Transactions shall be satisfactory to the Lender and its counsel in their sole discretion.

            (p) The Borrower shall have executed and delivered to the Lender a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Lender.

            (q) The Borrower and the Lender shall have entered into depository and cash management arrangements pertaining to the Concentration Accounts and the Borrower's direction to their Customers to deposit accounts payable directly into the Concentration Accounts pursuant to documentation satisfactory in form and substance to the Lender.

            (r)  The closing shall have occurred under the U.S. Credit
                Agreement.

            (s) The transfer of all assets and liabilities by St-Lawrence to the Borrower and the sale of all the capital stock of St-Lawrence by the Parent to the Borrower shall have been completed to the satisfaction of the Lender.

            (t) Environmental audits, appraisals on real property subject to the Debentures and appraisals of personal property all in form and substance satisfactory to the Lender shall have been completed.

            (u) Sport Maska, Apparel Canada and Trademark Canada shall have been continued under the laws of the Province of New Brunswick and the Lender shall have received evidence satisfactory to it of such continuance.

            (v) The Lender shall have received such other documents as the Lender or Lender's counsel shall reasonably deem necessary.


                                   ARTICLE VI


                              AFFIRMATIVE COVENANTS


            SECTION 6.01. Affirmative Covenants. (a) The Borrower acknowledges that the Parent has covenanted and agreed in Article VI of the U.S. Credit Agreement to cause each of its subsidiaries, to perform certain covenants and the Borrower hereby covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Promissory Note, any amount under any Bankers' Acceptance or any fee, expense or other Obligation payable hereunder shall be unpaid, it will, and will cause each of its respective subsidiaries to perform each of the covenants pertaining to it set out in said Article VI as fully and effectually as if such covenants were set out herein in their entirety (such covenants as applicable to the Borrower and its subsidiaries being incorporated by reference herein) and to do all things as may be necessary to comply with such covenants, save and except that the Borrower may maintain its operating and cash management accounts with National Bank of Canada and the Borrower shall direct all of its Customers to remit all accounts payable and other amounts owing by each such Customer to the Borrower directly to the Concentration Accounts (the form of such direction to be in writing and in form and substance satisfactory to the Lender) and provide the Lender with a copy of each such written direction all as more particularly set out in Section 9.01 hereof.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall on demand by the Lender, pay or prepay to the Lender outstanding Credits hereunder if, and to the extent that, the Lender determines the total outstanding Credits hereunder exceed at such time $35,000,000.00 United States.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            SECTION 7.01. Negative Covenants. The Borrower acknowledges that the Parent has covenanted and agreed in Article VII of the U.S. Credit Agreement that it will cause each of its subsidiaries to not directly or indirectly take or do certain actions or things and the Borrower hereby covenants and agrees with the Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Promissory Note, any amount under any Bankers' Acceptance, or any fee, expense or other Obligation payable hereunder shall be unpaid, it will not and will cause its subsidiaries to not either directly or indirectly take or do any actions or things that would result in a breach of the covenants set forth in said Article VII as fully and effectually as if such covenants were set out herein in their entirety (such covenants as applicable to the Borrower and its subsidiaries being incorporated by reference herein) .

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.01. Events of Default. In case of the happening of any of the following events (herein called "Events of Default"):

      (a) default shall be made in the payment of any principal of any Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise or the Lender is not reimbursed in full for any drawings made under the Lender's Letters of Guarantee;

      (b) default shall be made in the payment of any interest on any Revolving Credit Loans, or any fee or any other amount payable hereunder, or under the Promissory Note, Bankers' Acceptances, or any other Loan Document or in connection with any other Credit Event when and as the same shall become due and payable;

      (c) an Event of Default (as defined in the U.S. Credit Agreement) shall have occurred and be continuing under the U.S. Credit Agreement which has not been waived in writing by Chase U.S. or the lenders thereunder (with a copy of such waiver having been received by the Lender);

      (d) the Borrower or any subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or Title 11 of the United States Code or any other Federal, provincial, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Borrower or subsidiary thereof or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

      (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any subsidiary thereof, or of a substantial part of the property or assets of the Borrower or any subsidiary thereof, under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or Title 11 of the United States Code or any other Federal, provincial, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any subsidiary thereof or for a substantial part of the property of the Borrower or any subsidiary thereof, or (iii) the winding-up or liquidation of the Borrower or any subsidiary thereof; and such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) days, then, and in any such event (other than an event described in paragraph (c), (d) or (e) above), and at any time thereafter during the continuance of such event, the Lender may by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Revolving Credit Commitment; (ii) declare the Promissory Note and any amounts then outstanding on account of Bankers' Acceptances to be forthwith due and payable, and (iii) require that the Borrower remit to the Lender cash collateral in an amount equal to the aggregate amount of all outstanding Bankers' Acceptances and the aggregate amount of all outstanding Domestic Letters of Credit on the basis, and for the purposes set out in section 2.07(h) at such time, such cash collateral to be held by Lender in a cash collateral account on terms and conditions satisfactory to the Lender (such cash collateral to the extent not applied to satisfy Obligations shall be returned to the Borrower after all Events of Default have been cured or waived) and for this purpose the Borrower hereby pledges and grants a security interest in all such cash collateral in favour of the Lender as security for repayment of the Obligations in full, and, upon the Lender taking any one or more of the steps enumerated in subparagraphs
(i), (ii) and (iii) above, the principal of the Promissory Note, together with accrued interest and fees thereon and any amounts then owing to the Lender on account of Bankers' Acceptances and in respect of the Lender's Letters of Guarantee and all other liabilities and Obligations of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Promissory Note to the contrary notwithstanding and the Lender shall be entitled to realize upon and enforce its rights and remedies under the Security Documents in such order as the Lender wishes and the Lender may apply any and all proceeds of any realization or enforcement under the Security Documents against such parts of the Obligations as the Lender sees fit, in its discretion (it being understood and agreed that when the Lender draws upon the Chase U.S. Letter of Credit and is paid by Chase U.S. thereunder, Chase U.S. shall be subrogated to the rights of the Lender in relation to the Borrower and the Collateral hereunder and under the Security Documents); provided, however, that with respect to a Default described in paragraph (c), (d) or (e) above, the Revolving Credit Commitment shall automatically terminate and the principal of the Promissory Note, together with accrued interest and fees thereon and any amounts then owing to the Lender on account of outstanding Bankers' Acceptances and in respect of the Lender's Letters of Guarantee (including, without limitation, all amounts in respect of then outstanding Bankers' Acceptances and the Lender's Letters of Guarantee for which the Borrower is contingently liable to reimburse or indemnify the Lender) and all other liabilities and Obligations of the Borrower accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Promissory Note to the contrary notwithstanding and the Lender shall, in addition to its other rights and remedies, draw upon the Chase U.S. Letter of Credit (it being understood and agreed that when the Lender draws upon the Chase U.S. Letter of Credit and is paid by Chase U.S. thereunder, Chase U.S. shall be subrogated to the rights of the Lender in relation to the Borrower and the Collateral hereunder and under the Security Documents).

                                   ARTICLE IX

                           MANAGEMENT, COLLECTION AND
                  STATUS OF RECEIVABLES AND OTHER COLLATERAL

            SECTION 9.01. Collection of Receivables; Management of Collateral and Control of Concentration Accounts. (a) The Borrower and Apparel Canada shall, at their own cost and expense, (i) arrange for remittances on Canadian Dollar Receivables and U.S. Dollar Receivables of the Borrower and Apparel Canada to be made directly to respectively, the Canadian dollar account and the U.S. dollar account comprising the Concentration Accounts or in such other manner as the Lender may direct from time to time, and (ii) promptly deposit, or cause to be deposited, all payments received by the Borrower and Apparel Canada on account of such Receivables, whether in the form of cash, cheques, notes, drafts, bills of exchange, money orders or otherwise, in such Concentration Accounts in precisely the form received (but with any endorsements of the Borrower or Apparel Canada necessary for deposit or collection), subject to withdrawal by the Lender only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrower and Apparel Canada for and as the Lender's property and shall not be commingled with the Borrower's or Apparel Canada's other funds. All remittances and payments that are deposited in accordance with the foregoing will, be remitted daily by National Bank of Canada to the Lender in Toronto, Ontario as it directs; the proceeds of which may be held by the Lender as cash collateral and applied by the Lender to reduce the outstanding balance of the Credits and outstanding Obligations. The Borrower agrees that the Lender shall have control over all proceeds in the Concentration Accounts at all times and the Lender is hereby authorized, in its discretion at all times, to apply and appropriate proceeds in any one or more of the Concentration Accounts against the outstanding Obligations at all times. The Borrower hereby (and the Borrower shall cause Apparel Canada to likewise) pledges to the Lender, and grants to the Lender a security interest in and hereby hypothecates in the amount of $50,000,000.00 Canadian in favour of the Lender all present and future proceeds in the Concentration Accounts as security for the Obligations. Neither the Borrower nor Apparel Canada shall have any right to withdraw any amount from either or both the Concentration Accounts except with the prior written consent of the Lender.

            Upon the occurrence and continuance of an Event of Default, the Lender may send and/or register a notice of assignment and/or notice of withdrawal of authorization to collect and/or notice of the Lender's Liens or security interests to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Lender shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto. Neither the Borrower nor Apparel Canada shall, without the Lender's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, in the ordinary course of its business.

            (b) (i) Each of the Borrower and Apparel Canada hereby constitutes the Lender or the Lender's designee as their attorney-in-fact with power to endorse their name upon any notes, acceptances, cheques, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign their name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; upon the occurrence of an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower or Apparel Canada to such address as the Lender may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Lender or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and the Revolving Credit Commitment is terminated.

                  (ii) The Lender, without notice to or consent of the Borrower or Apparel Canada, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower or Apparel Canada any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower and Apparel Canada hereby waive notice of presentment, protest and non-payment of any instrument so endorsed; and (D) may continue to exercise its right to appropriate and apply all proceeds then and thereafter in the Concentration Accounts against the Obligations.

            (c) Nothing herein contained shall be construed to constitute the Borrower or Apparel Canada as agent of the Lender for any purpose whatsoever, and the Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Lender's act or omission constituted gross negligence or willful misconduct). The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Lender's error, omission or delay constituted gross negligence or willful misconduct). The Lender does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's or Apparel Canada's obligations under any contract or agreement assigned to the Lender, and the

Lender shall not be responsible in any way for the performance by the Borrower or Apparel Canada of any of the terms and conditions thereof.

            (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Lender is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrower or Apparel Canada and the Borrower and Apparel Canada shall reimburse the Lender for any amount paid upon demand. The Borrower and Apparel Canada shall notify the Lender if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Lender shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrower or Apparel Canada by reason of the sale and delivery creating such Receivables.

            SECTION 9.02. Receivables Documentation. The Borrower and Apparel Canada will, in addition to the monthly Receivables agings delivered pursuant to this Agreement, at such intervals as the Lender may reasonably require, furnish, or cause to be furnished, such further schedules and/or information as the Lender may reasonably require relating to the Receivables of the Borrower and Apparel Canada, including, without limitation, sales invoices. In addition, the Borrower and Apparel Canada shall notify the Lender of any material non-compliance in respect of the representations, warranties and covenants contained in Section 9.03 hereof. The items to be provided under this Section
9.02 are to be in form reasonably satisfactory to the Lender and are to be executed and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral; the Borrower's or Apparel Canada's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's Lien or security interest in the Collateral.

            SECTION 9.03. Status of Receivables and Other Collateral. Each of the Borrower and Apparel Canada covenants, represents and warrants that: (a) the Borrower and Apparel Canada shall be the sole owner, free and clear of all Liens except in favour of the Lender or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge, hypothecate and/or grant a security interest in each and every item of said Collateral owned respectively by it; (b) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower or Apparel Canada, or work, labour and/or services theretofore rendered by the Borrower or Apparel Canada;
(c) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable or portion thereof which it seeks to so qualify is not subject to any defense (including, without limitation, compensation), offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's or Apparel Canada's business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable provincial, state or Federal laws or regulations in any material respect, and all documents relating to any Eligible Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms (subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity); (e) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge (without independent inquiry), each Customer, guarantor or endorser with respect to such Receivable is solvent and will continue to be fully able to pay all Eligible Receivables on which it is obligated in full when due; (f) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless all documents and agreements relating to such Receivable shall be true and correct and in all respects what they purport to be; (g) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Receivable shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as are customary for businesses similarly situated; (i) it will not seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless it shall have immediately notified the Lender as to any accounts arising out of contracts with Canada or the United States or any political subdivision, department, agency or instrumentality thereof, and shall have executed any instruments and taken any steps required by the Lender in order that all monies due or to become due under any such contract shall be assigned to the Lender; (j) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Lender as additional collateral; (k) neither it nor Apparel Canada shall re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (l) it shall conduct a physical count of its inventory at such intervals as the Lender may request (but not more often than one time in any Fiscal Year unless an Event of Default has occurred and is continuing) and promptly supply the Lender with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; and (m) neither it nor Apparel Canada shall be entitled to pledge the Lender's credit on any purchases or for any purpose whatsoever.

            SECTION 9.04. Monthly Statement of Account. The Lender shall render to the Borrower each month a statement of the Borrower's revolving credit account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrower unless the Lender receives a written statement of the Borrower's exceptions within thirty (30) days after such statement was rendered to the Borrower.

            SECTION 9.05. Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default, the Lender may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender's interests and to report to the Lender thereon. The Borrower hereby agrees to co-operate, with any such custodian and to do whatever the Lender may reasonably request to preserve the Collateral. All costs and expenses incurred by the Lender by reason of the employment of the custodian shall be paid by the Borrower on demand and then added to the Obligations if not paid.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail or sent by telecopy addressed,

      (a) if to the Borrower, at 7405 Trans Canada Highway, Suite 300, St. Laurent, Quebec H4T 1Z2, Canada (Telecopy No. 514-331-7061), Attention:
Russell J. David, Vice-President, Finance, with a copy to Goodman Phillips & Vineberg, 1501 McGill College, 26th Floor, Montreal, Quebec H3A 3N9,
Attention:  Leon Garfinkle (Telecopy No. 514-841-6499); and

      (b) if to the Lender, at The Chase Manhattan Bank of Canada, 1 First Canadian Place, Suite 6900, Toronto, Ontario, M5X 1A4, Attention: Christine Chan (Telecopy No. 416-216-4161), with a copy to Fraser & Beatty, P.O. Box 100, 1 First Canadian Place, Toronto, Ontario, M5X 1B2, Attention: Peter E. Murphy, (Telecopy No. 416-863-4592) and a copy concurrently to Chase U.S., 633 Third Avenue, 7th Floor, Asset Based Lending, New York, New York 10017,
Attention:  Credit Deputy (Telecopy No. 212-622-5218).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or sent by overnight courier service or five
(5) days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged if sent by telecopy, in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party.

            SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, or any other Loan Document, shall be considered to have been relied upon by the Lender and shall survive the making or advancing by the Lender of any Credit hereunder and the execution and delivery to the Lender of the Promissory Note and the occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Promissory Note or any other fee or amount payable under the Promissory Note or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Revolving Credit Commitment has not been terminated.

            SECTION 10.03. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lender, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that the Lender may at any time and from time to time pledge, hypothecate or otherwise grant a security interest in any Revolving Credit Loan or the Promissory Note (or any part thereof) to any chartered bank of Canada. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of the Lender.

            (b) The Lender, without the consent of the Borrower but subject to obtaining the consent of Chase U.S., may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Credits owing to it and the Lender's Letters of Guarantee and the Promissory Note held by it); provided, however, that (i) the Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.11, 2.12 and
2.14 hereof (provided such participant shall have complied with the terms thereof), but only to the extent any of such Sections would be available to the Lender, and shall not be entitled to receive any greater amount than the Lender would be entitled to receive in aggregate and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement; provided, further, however, that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Obligations, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to decreasing any fees payable hereunder or the amount of principal or the rate of interest payable on any of the outstanding Credits, or extending the dates fixed for any payment of principal or interest on the Credits, or the release of all Collateral.

            (c) Notwithstanding any other provision herein, the Lender may, in connection with any participation or proposed participation pursuant to this
Section 10.03, disclose to a participant or proposed participant, any information, including, without limitation, any information, relating to the Borrower furnished to the Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such participant or proposed participant shall agree to preserve the confidentiality of any information relating to the Borrower received from the Lender to the extent required pursuant to Section 10.11.

            (d) In the event that the Borrower amalgamates, merges or otherwise reorganizes with one or more other corporations, the Borrower agrees that the corporation resulting therefrom shall continue to be bound by and subject to all the terms, conditions, covenants and agreements herein contained and the Borrower and the other parties to such amalgamation, merger or other reorganization and the corporation resulting therefrom shall execute any and all documents and assurances required by the Lender in its sole discretion either before or after such amalgamation, merger or other reorganization so as to effectively confirm all of the obligations of the Borrower and of the corporation resulting therefrom to the Lender under this Agreement and all other Loan Documents or otherwise.

            SECTION 10.04. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the outstanding Credits made or the Promissory Note or Bankers' Acceptances issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the enforcement or protection of its rights, including but not limited to the reasonable fees and disbursements of all counsel for the Lender and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lender. The Borrower further indemnifies the Lender from and agrees to hold the Lender harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Promissory Note.

            (b) The Borrower indemnifies the Lender and its directors, officers, employees and agents against, and agrees to hold the Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including, without limitation, withholding or other taxes that may be imposed by Canada or the United States of America (or both) or any political subdivision thereof with respect to any payments made pursuant to this Agreement and reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceedings, whether or not the Lender or any such person is a party thereto, relating to (i) the use of any of the proceeds of the Revolving Credit Loans, (ii) this Agreement, any of the other Loan Documents, Plan of Reorganization or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Revolving Credit Commitment) and consummation of the transactions contemplated hereby and thereby or (iv) breach of any representation or warranty; provided, however, that such indemnity shall not, as to the Lender or such person, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Lender or such person.

            (c) The Borrower indemnifies, and agrees to defend and hold harmless the Lender and its officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrower or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

            (d) The provisions of this Section 10.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Credit Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Promissory Note, or any investigation made by or on behalf of the Lender. All amounts due under this Section 10.04 shall be payable on written demand therefor.

            SECTION 10.05. Applicable Law. This agreement and the Promissory Note shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

            SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off, compensate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and all proceeds in the Concentration Accounts and other Indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower or Guarantors against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under this Agreement and the Promissory Note held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Promissory Note and although such obligations may be unmatured. The Lender agrees to notify promptly the Borrower after any such setoff and application made by the Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to the Lender.

            SECTION 10.07. Payments on Business Days. (a) Should the principal of or interest on the Promissory Note or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Contract Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

            (b) All payments by the Borrower hereunder and all Revolving Credit Loans made by the Lender hereunder shall be made in lawful money of Canada in immediately available funds at the office of the Lender set forth in Section
10.01 hereof.

            SECTION 10.08. Waivers; Amendments. (a) No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any rights or remedies which the Lender may otherwise have. No waiver of any provision of this Agreement or the Promissory Note nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender and in respect of which the Lender has received the consent of Chase U.S. (to the extent required under the U.S. Credit Agreement) except that any waiver or amendment of any of the affirmative or negative covenants in Article VI or Article VII of the U.S. Credit Agreement shall automatically be effective to correspondingly, and to the same extent, modify the performance obligations of the Borrower under Articles VI and VII of this Agreement, provided however that no such agreement shall (i) decrease the principal amount of, or extend the Revolving Credit Termination Date (except in accordance with the terms thereof) or interest on, any outstanding Credit or reduce the rate of interest on any outstanding Credit or be construed as, or have the effect of, comprising or reducing the amount of the outstanding Obligations, (ii) increase the Revolving Credit Commitment of the Lender, increase any percentage or amount contained in the definition of Borrowing Base or Seasonal Amount or amend or modify the provisions of this Section, or decrease any fee or extend the time for payment thereof, (iii) release any material portion of Collateral (except as may be expressly permitted by the Loan Documents), in each case without the prior written consent of the Lender and provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Lender under this Agreement or the other Loan Documents without the written consent of the Lender. The Lender shall be bound by any modification, amendment or waiver authorized in accordance with this Section regardless of whether the Promissory Note shall be marked to make reference thereto, and any consent by the Lender or holder of the Promissory Note pursuant to this Section shall bind any person subsequently acquiring an interest in the Promissory Note from it, whether or not such Promissory Note shall be so marked.

            SECTION 10.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Promissory Note or any of the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

            SECTION 10.10. Entire Agreement. (a) This Agreement, the Promissory Note and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the transactions hereunder is superseded by this Agreement, the Promissory Note and the other Loan Documents. Except as expressly provided herein or in the Promissory Note or the Loan Documents (other than this Agreement), nothing in this Agreement, the Promissory Note or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Promissory Note or the other Loan Documents.

            (b) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

            (c) The Borrower hereby certifies that no representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers.

            SECTION 10.11. Confidentiality. The Lender agrees to keep confidential (and to cause its officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Lender (the "Information"). Notwithstanding the foregoing, the Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives and to any and all Affiliates of the Lender from time to time as need to know such Information (who will be informed of the confidential nature thereof) in connection with the transactions hereunder or the administration of this Agreement or the other Loan Documents;
(ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority (in any which case notice will be provided to the Borrower to the extent not prohibited by law); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Lender on a non-confidential basis from a source other than any Borrower or any of its subsidiaries (and such source was not prohibited from transmitting the information by reason of being party to a confidentiality agreement) or (C) was available to the Lender on a non-confidential basis prior to its disclosure to the Lender by the Borrower or any of its subsidiaries; (iv) to the extent the Borrower shall have consented to such disclosure in writing; or (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents.

            SECTION 10.12. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Promissory Note or any other Loan Document may be brought in the courts of the Province of Ontario, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

            (b) The Borrower hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

            (c) The Borrower hereby irrevocably consents to the service of process of the aforementioned courts in any such action or proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth in Section 10.01 hereof.

            (d) Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

            SECTION 10.13. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan or any other Credits hereunder, together with all fees, charges and other amounts which are treated as interest thereon under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with the Interest Act (Canada) or the Criminal Code (Canada) or any other applicable law, the rate of interest payable in respect of such Credits hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Credits but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Credits or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon, at the Prime Rate calculated monthly not in arrears, to the date of repayment, shall have been received by the Lender.

            SECTION 10.14. Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which bear the signatures of each of the parties hereto shall be delivered to the Lender.

            SECTION 10.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                    SPORT MASKA INC.


                                    Per: /s/ D. BRUCE RANDALL            C.S.
                                         ------------------------------------
                                         Name:  D. Bruce Randall
                                         Title: Secretary



                                    THE CHASE MANHATTAN BANK OF CANADA


                                    Per: /s/ CHRISTINE CHAN
                                         ------------------------------------
                                         Name:  Christine Chan
                                         Title: Vice President


Acknowledged and agreed to for the purposes of Article IX of the above Credit Agreement.

                                    #1 APPAREL CANADA INC.


                                    Per: /s/ D. BRUCE RANDALL
                                         ------------------------------------
                                         Name:  D. Bruce Randall
                                         Title: Secretary

                                  EXHIBIT "A"



                           GRAPHICAL REPRESENTATION OF



                          C A N C E L L E D   C H E C K

                                  N O.  5 1 2 8



                                [FRONT AND BACK]

                                   EXHIBIT "B"

                    [LETTERHEAD OF THE CHASE MANHATTAN BANK]

                  IRREVOCABLE NONTRANSFERABLE LETTER OF CREDIT

--------------------------------------------------------------------------------

                                                                  April __, 1997

                                               $35,000,000 United States Dollars
                                             Irrevocable Letter of Credit No. __


THE CHASE MANHATTAN BANK OF CANADA
1 First Canadian Place, Suite 6900
100 King Street West
Toronto, ON
M5X 1A4

Attention: _________________________


Ladies and Gentlemen:

     The Chase Manhattan Bank (hereinafter referred to as the "Bank"), being a party to a credit agreement dated as of April __, 1997 (that credit agreement together with all amendments or extensions thereto is hereinafter collectively referred to as the "U.S. CREDIT AGREEMENT") made among SLM International, Inc., Maska U.S., Inc. and #1 Apparel, Inc., as borrowers (collectively referred to below as the "U.S. BORROWERS"), and the Bank as agent for the lenders named therein hereby establishes and issues in favour of The Chase Manhattan Bank of Canada (hereinafter referred to as the "BENEFICIARY"), this irrevocable nontransferable letter of credit No. ______ (hereinafter referred to as the "LETTER OF CREDIT") for the account of the U.S. Borrowers and Sport Maska Inc., (the "CANADIAN BORROWER"), the U.S. Borrowers and the Canadian Borrower being collectively referred to below as the "L/C APPLICANTS".

     This Letter of Credit is being issued by the Bank to the Beneficiary for the term of the Canadian Credit (as defined below) expiring on the Termination Date (as defined below) as security for the present and future indebtedness and liability of the Canadian Borrower (whether absolute or contingent, direct or indirect) to the Beneficiary pursuant to or in connection with the credit agreement dated as of April __,1997 (that credit agreement together with all amendments or extensions thereto is collectively referred to below as the "CANADIAN CREDIT AGREEMENT") between the Beneficiary as lender and the Canadian Borrower.

     The Bank hereby irrevocably authorizes the Beneficiary to draw on the Bank in Canadian Dollars a maximum aggregate amount not exceeding the Canadian Dollar Equivalent (as that term is defined below) of not exceeding $35,000,000 United States Dollars (hereinafter referred to as the "STATED AMOUNT") from and after the date hereof, to and including the earliest to occur, on or before the close of business at the Designated Office of the Bank of: (i) 5 (five) Business Days following the Revolving Credit Termination Date, as that term is defined in the Canadian Credit Agreement (such 5th day thereafter being hereinafter referred to as the "STATED EXPIRATION DATE"); and (ii) the date (hereinafter referred to as the "ACCELERATED EXPIRATION DATE") upon which an Event of Default (as that term is defined in the Canadian Credit Agreement) has occurred and is continuing which has not been waived in writing by the Beneficiary as lender thereunder and in respect of which the Beneficiary has determined to exercise its rights of enforcement and (iii) April __, 2000 (the earliest to occur of the Stated Expiration Date and the Accelerated Expiration Date and April __, 2000, being hereinafter referred to as the "TERMINATION DATE").

     For purposes of this Letter of Credit, "DESIGNATED OFFICE" shall mean the office of the Bank located at 55 Water Street, Room 1708, 17th floor, New York, New York 10041, Attention: Standby Letter of Credit Department or such other address as the Bank may advise the Beneficiary in writing; and "CANADIAN DOLLAR EQUIVALENT" shall mean, for any amount at any time expressed in United States dollars, the amount of Canadian Dollars that would be sold at the Bank's spot rate of exchange at such time in order to purchase such amount of U.S. dollars; and "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the Province of Ontario, the Province of Quebec or the State of New York on which banks are open for the transaction of their banking business in the ordinary course in Toronto, Montreal and New York City.

     The Stated Amount is available to the Beneficiary upon presentation of a certificate (with your selection of text where indicated and blanks appropriately completed) in the form of Exhibit "A" attached hereto (the "PAYMENT DOCUMENT") presented to the Bank at the Designated Office in accordance with the terms of this Letter of Credit. Partial drawings under this Letter of Credit are not permitted.

     In this Letter of Credit and the Payment Document reference to the credit established pursuant to the Canadian Credit Agreement (hereinafter referred to as the "CANADIAN CREDIT") is for identification purposes only, and shall not limit, in any way, or otherwise affect the obligation of the Bank hereunder to pay, upon presentation of a Payment Document presented in accordance with the terms of this Letter of Credit, the Stated Amount requested to be paid in the Payment Document without any duty on the Bank to inquire into any matters relating to the Canadian Credit.

     All drawings made pursuant to this Letter of Credit by the Beneficiary may be made by presentation in person or by telecopier transmission of the Payment Document at the Designated Office of the Bank (telecopier no. (212) 363-5656) before the close of business on a day on which the Bank is open for the transaction of business at such address, without further need of documentation, including the original of this Letter of Credit, it being understood that the Payment Document so submitted is to be the sole operative instrument of drawing.

     This Letter of Credit shall, if not drawn upon before the close of business on the Termination Date at the Designated Office of the Bank, automatically terminate on the Termination Date, and, at such time, upon the request of the Bank, this Letter of Credit shall be delivered to the Bank for cancellation.

     This Letter of Credit is not transferable in whole or in part.

     Communications with respect to this Letter of Credit shall be addressed to the Bank at the Designated Office of the Bank with a copy concurrently being sent to the Bank at 633 Third Avenue, New York, New York 10017-6764, Attention:
Asset Based Region-Credit Deputy; Telecopier No. (212) 622-5218, and shall make specific reference to the number of this Letter of Credit.

     To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("ICC 500"). As to matters not governed by the ICC 500, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York, including without limitation the Uniform Commercial Code as in effect in the State of New York.


                                      THE CHASE MANHATTAN BANK


                                      Per:
                                           ------------------------------------
                                           Authorized Signing Officer

                                   EXHIBIT "A"

                                       TO

                            THE CHASE MANHATTAN BANK

                           LETTER OF CREDIT NO. _____


THE CHASE MANHATTAN BANK
55 Water Street
Room 1708, 17th Floor
New York, New York
U.S.A. 10041

Attention: Standby Letter of Credit Department

     The undersigned, a duly authorized representative of The Chase Manhattan Bank of Canada (hereinafter referred to as the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary, and not in my personal capacity, as follows with respect to that certain irrevocable nontransferable letter of credit No. _____ dated as of April __, 1997 (hereinafter referred to as the "Letter of Credit"), issued by The Chase Manhattan Bank (hereinafter referred to as the "Bank") in favour of the Beneficiary:

     1. The Beneficiary is the lender pursuant to the Canadian Credit Agreement (as that term is defined in the Letter of Credit) and is entitled to make this draw request under the Letter of Credit.

     2. [Select the appropriate certification from one of the following options.]

     An Event of Default (as that term is defined in the Canadian Credit Agreement) has occurred and is continuing which has not been waived in writing by the Beneficiary as lender thereunder and in respect of which the Beneficiary has determined to exercise its rights of enforcement.

                                       or

     The Revolving Credit Termination Date (as that term is defined in the Canadian Credit Agreement) has occurred and the Canadian Borrower (as that term is defined in the Letter of Credit) has not repaid in full its indebtedness and liability thereunder.

     3. All principal and interest in respect of the Canadian Credit outstanding under the Canadian Credit Agreement is due and payable.

     4. The amount being drawn hereunder, namely $__________ Canadian, does not exceed the lesser of the Canadian Dollar Equivalent (as defined in the Letter of Credit) of $35,000,000 United States Dollars and the amount of indebtedness and liability owing to the Beneficiary under the Canadian Credit Agreement.

     5. Payment by the Bank pursuant to this drawing shall be made to the Beneficiary c/o The Royal Bank of Canada, Main Branch, Toronto, Ontario, Correspondence Banking Division, Transit No. 09591 for the account of The Chase Manhattan Bank of Canada, Account Number 219-247-4, Re: Sport Maska Inc.

     IN WITNESS WHEREOF, this Certificate has been executed this ______ day of _____________, ____.


                                         THE CHASE MANHATTAN BANK OF CANADA


                                         Per:
                                              ----------------------------------
                                              Authorized Signing Officer

                                   EXHIBIT "C"

                       [CHASE MANHATTAN CANADA LETTERHEAD]

                                                                  April __, 1997

                                          Irrevocable Letter of Credit No. _____


ROYAL BANK OF CANADA
Banks, Financial Institutions and Trade
10th Floor, South Tower
Royal Bank Plaza
Toronto, Ontario
M5J 2J5

Attention: Asoka Wijesekera


Dear Sirs/Mesdames:

     Pursuant to the request, and for the account, of Sport Maska Inc. we, The Chase Manhattan Bank of Canada, hereby establish this irrevocable standby letter of credit in your favour for a total amount not exceeding Four Million Canadian Dollars ($4,000,000.00) available at our Designated Branch by drawings as hereinafter provided for prior to 3:00 p.m. on April __, 1998 (that date as extended from time to time pursuant to the terms of this letter of credit, referred to as the "Stated Expiration Date").

     Drawings under this letter of credit shall be made by presentation to our Designated Branch between the hours of 10:00 a.m. and 3:00 p.m. (Toronto time) on a day on which our Designated Branch is open for normal banking business of a payment document, in the form of Exhibit "A" attached hereto.

     Upon presentation of such payment document together with attachments referred to therein prior to the Stated Expiration Date we will honour your drafts without regard to the state of account between The Chase Manhattan Bank of Canada and Sport Maska Inc. up to the total aggregate amount hereinbefore referred to.

     This letter of credit is not transferable.

     There may be more than one drawing under this letter of credit and the amount remaining to be drawn will be reduced by each amount drawn on the basis that the aggregate liability under this letter of credit at any time and from time to time shall not exceed $4,000,000.00 Canadian.

     The Stated Expiration Date shall be automatically extended without amendment for an additional period of one calendar year from the present or any future Stated Expiration Date unless at least thirty days' prior to any such Stated Expiration Date, we shall notify you in writing by registered mail, or by hand delivery, to your address noted above, that we elect not to renew this letter of credit for any such additional period. In all events this letter of credit will expire on April __, 2000. Notice will be deemed to have been validly given to you when actually received by you, if delivered by us to you, or on the third day following our mailing of such notice to you by registered mail. Upon receipt by you of such notice, you may draw under this letter of credit by presentation of a payment document in the form of Exhibit "A". All references in this letter of credit to the Stated Expiration Date shall be deemed to be references to the date resulting from the last such extension, if any.

     Communications with respect to this letter of credit shall be addressed to us at The Chase Manhattan Bank of Canada, 100 King Street West, Suite 6900, P.O. Box 106, 1 First Canadian Place, Toronto, Ontario M5X 1A4, Attention: Standby Letter of Credit Unit (such address being our "Designated Branch" for purposes of this standby letter of credit), specifically referring to the number of this letter of credit.

     To the extent not inconsistent with the express terms hereof, this letter of credit shall be governed by and construed in accordance with the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). As to matters not covered by the Uniform Customs, this letter of credit shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.


                                      THE CHASE MANHATTAN BANK OF CANADA


                                      Per:
                                           ------------------------------------
                                           Authorized Signature


                                      Per:
                                           -------------------------------------
                                           Authorized Signature

                                   EXHIBIT "A"

                                       TO

                       THE CHASE MANHATTAN BANK OF CANADA

                     IRREVOCABLE LETTER OF CREDIT NO. _____


THE CHASE MANHATTAN BANK OF CANADA
100 King Street West
Suite 6900, P.O. Box 106
1 First Canadian Place
Toronto, Ontario
M5X 1A4


Attention: Standby Letter of Credit Department

     The undersigned, a duly authorized representative of Royal Bank of Canada (hereinafter referred to as the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary, and not in my personal capacity, as follows with respect to that certain irrevocable nontransferable letter of credit No. _____ dated as of April __, 1997 (hereinafter referred to as the "Letter of Credit"), issued by The Chase Manhattan Bank of Canada (hereinafter referred to as the "Bank") in favour of the Beneficiary:

     1. The Beneficiary issued a letter of credit dated _______________ for the account of Sport Maska Inc. which has been duly drawn upon by the beneficiary thereunder and Sport Maska Inc. has not indemnified or reimbursed us for the amount of such drawing thereunder and such default by Sport Maska Inc. in reimbursing us for our payment under that letter of credit has continued for [______] days and Sport Maska Inc. is, as of the date hereof, still in such default and the same is due and owing to us and accordingly the Beneficiary is entitled to make this draw request under the Letter of Credit.

     2. Attached hereto is a copy of the letter of credit referred to in paragraph 1 above.

     3. The amount being drawn hereunder, namely $____________ Cdn. is the amount justly owing to the Beneficiary by Sport Maska Inc. in respect of the letter of credit referred to in paragraph 1 above.

     [OR ALTERNATIVELY, IN SUBSTITUTION FOR PARAGRAPHS 1, 2 AND 3 ABOVE:

     1. The Beneficiary has received a notice from the Bank pursuant to the Letter of Credit advising that it does not intend to renew or extend the Letter of Credit and accordingly the Beneficiary hereby requests payment to it of

$____________ (Cdn.) that amount being the lesser of $4,000,000.00 (Cdn.) and the face amount of all outstanding letters of credit issued by the Beneficiary for the account of Sport Maska Inc.

     2. The Beneficiary hereby certifies that the amount referred to in paragraph 1 above is justly and truly due and owing to it by Sport Maska Inc.

     3. The Beneficiary hereby agrees to deposit the proceeds of such drawing hereunder in an interest-bearing trust account to be held as collateral security for such indebtedness and liability of Sport Maska Inc. to the Beneficiary and to apply the proceeds or balance therein against the obligations of Sport Maska Inc., as and when the letters of credit issued by the Beneficiary for the account of Sport Maska Inc. are duly drawn upon by the beneficiaries thereunder and to hold the unappropriated balance of such proceeds in trust for the Bank and remit such net balance to the Bank (with an accounting).]

     4. We agree that upon payment by the Bank to us herein, you shall be fully subrogated to and in all of our rights against Sport Maska Inc. and any relevant goods, all without prejudice to any other rights the Bank may have against Sport Maska Inc. and its property, assets and undertaking.

     5. Payment by the Bank pursuant to this drawing shall be made to the Beneficiary c/o The Royal Bank of Canada, Banks, Financial Institutions and Trade, 10th Floor, South Tower, Royal Bank Plaza, Toronto, Ontario M5J 2J5, Re:
Sport Maska Inc.

     IN WITNESS WHEREOF, this Certificate has been executed this ________ day of ________________, ____.


                                   ROYAL BANK OF CANADA


                                   Per:
                                        ---------------------------------------
                                        Authorized Signing Officer

                                   EXHIBIT "D"


                              REVOLVING CREDIT NOTE




Canadian Dollar Equivalent of
$35,000,000 United States Dollars
                                                                  April 15, 1997




     FOR VALUE RECEIVED, the undersigned SPORT MASKA INC. (the "Borrower"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK OF CANADA (the "Lender"), at the office of the Lender, at 1 First Canadian Place, Suite 6900, Toronto, Ontario, M5X 1A4 on the Revolving Credit Termination Date as defined in the Credit Agreement dated as of April 1, 1997, between the Borrower and the Lender (as the same may be amended, modified or supplemented from time to time in accordance with its terms is hereinafter referred to as the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of the Canadian Dollar Equivalent of $35,000,000 United States Dollars or the aggregate unpaid principal amount of all Revolving Credit Loans to the Borrower from the Lender pursuant to the terms of the Credit Agreement, in lawful money of Canada in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and, in each case, payable on such dates as determined pursuant to the terms of the Credit Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     This Note is the Promissory Note referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

                                                                              2.


     For the purposes of this Note, the phrase "Canadian Dollar Equivalent" means, for any amount at any time expressed in United States (U.S.) dollars, the amount of Canadian Dollars that would be sold at the Lender's spot rate of exchange at such time in order to purchase such amount in U.S. dollars.

     This Note shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, and shall enure to the benefit of the Lender and its successors and assigns and shall be binding upon the Borrower and its successors and assigns.


                                    SPORT MASKA INC.

                                      Per:                               c.s.
                                          -----------------------------------
                                          Name:   D. Bruce Randall
                                          Title:  Secretary

                                LOANS AND PAYMENT


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          AMOUNT OF LOAN       PAYMENTS            UNPAID       NAME OF PERSON
  DATE                    PRINCIPAL INTEREST     PRINCIPAL      MAKING NOTATION
                                              BALANCE OF NOTE
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